AGREEMENT AND PLAN OF MERGER

by and among

ORYON HOLDINGS, INC.

ORYON MERGER SUB, LLC,

and

ORYON TECHNOLOGIES, LLC

dated as of March 9, 2012

TABLE OF CONTENTS
                                                                                                                               Page

ARTICLE 1	THE MERGER	1

1.1	The Merger	1
1.2	Closing	2
1.3	Effective Time of the Merger	2
1.4	Effects of the Merger	2
1.5	Certificate of Formation and Operating Agreement of the Surviving Entity	2
1.6	Managers and Officers	2

ARTICLE 2	EFFECT OF THE MERGER ON THE UNITS OF COMPANY AND MERGER SUB	2

2.1	Effect on Units	2
2.2	Conversion of Notes; Contingent Shares.	3
2.3	Warrants and Options.	4
2.4	Convertible Debt of the Company	4
2.5	Issuance; Reservation of Parent Common Stock	5
2.6	Additional Actions	5

ARTICLE 3	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	5

3.1	Organization, Standing and Power	5
3.2	Subsidiaries	5
3.3	Capital Structure of the Company	6
3.4	Authority; Non-contravention	6
3.5	Governmental Authorization	7
3.6	Financial Statements	7
3.7	Absence of Certain Changes or Events	7
3.8	Certain Fees	8
3.9	Litigation; Labor Matters; Compliance with Laws	8
3.10	Tax Returns and Tax Payments	9
3.11	Environmental Matters	9
3.12	Benefit Plans	9
3.13	Material Agreements	10
3.14	Certain Employee Payments	10
3.15	Accounts Receivable	10
3.16	Properties and Tangible Assets	11
3.17	Intellectual Property	11
3.18	Board of Managers Recommendation	13
3.19	Undisclosed Liabilities	13
3.20	Full Disclosure	13
3.21	No Registration of Securities	13
3.22	Parent Information	14

ARTICLE 4	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	14

4.1	Organization, Standing and Power	14
4.2	Subsidiaries	14
4.3	Capital Structure of Parent and Merger Sub	14
4.4	Authority; Non-contravention	15
4.5	Governmental Authorization	16
4.6	SEC Documents and Compliance; Undisclosed Liabilities; Financial Statements	16
4.7	Absence of Certain Changes	18
4.8	Certain Fees	19

TABLE OF CONTENTS (continued)
                                                                                                                              Page

4.9	Litigation; Labor Matters; Compliance with Laws	19
4.10	Officers, Directors, Benefit Plans	19
4.11	Tax Returns and Tax Payments	19
4.12	Environmental Matters	20
4.13	Material Contract Defaults	20
4.14	Accounts Receivable	20
4.15	Properties	21
4.16	Intellectual Property	21
4.17	Board Determination	21
4.18	Required Parent Share Issuance Approval	21
4.19	Undisclosed Liabilities	21
4.20	Full Disclosure	21

ARTICLE 5	COVENANTS OF THE COMPANY	22

5.1	Conduct of the Company Business	22
5.2	Company Members and Note Holder Approval	22
5.3	Satisfaction of Conditions Precedent	23
5.4	No Other Negotiations	23
5.5	Access	23
5.6	Notification of Certain Matters	23

ARTICLE 6	COVENANTS OF PARENT	24

6.1	Obligations of Merger Sub	24
6.2	Conduct of the Parent Business	24
6.3	Access	24
6.4	Notification of Certain Matters	25
6.5	Director and Officer Appointments	25
6.6	Satisfaction of Conditions Precedent	25
6.7	Equity Incentive Plan	25
6.8	Financings.	25
6.9	Parent Information	25
6.10	Parent Audit	26
6.11	Current Report	26

ARTICLE 7	COVENANTS OF PARENT AND THE COMPANY	26

7.1	Notices of Certain Events	26
7.2	Public Announcements	26
7.3	Transfer Taxes	26
7.4	Reasonable Efforts	27
7.5	Fees and Expenses	27
7.6	Regulatory Matters and Approvals	27
7.7	Transfer Restrictions.	27

ARTICLE 8	INDEMNIFICATION	28

8.1	Indemnification of Parent and Merger Sub	28
8.2	Indemnification of the Company	28
8.3	Claims Procedure	29
8.4	Exclusive Remedy	30

ARTICLE 9	CONDITIONS TO MERGER	30

9.1	Condition to Obligation of Each Party to Effect the Merger	30
9.2	Additional Conditions to Obligations of Parent and Merger Sub	30
9.3	Additional Conditions to Obligations of the Copany	31

ARTICLE 10	TERMINATION	32

10.1	Termination	32
10.2	Notice of Termination	32
10.3	Effect of Termination	33
10.4	Return of Documents	33

TABLE OF CONTENTS (continued)
                                                                                                                              Page
ARTICLE 11	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS	33

ARTICLE 12	GENERAL PROVISIONS	33

12.1	Notices	33
12.2	Amendment	34
12.3	Waiver	34
12.4	Failure or Indulgence Not Waiver; Remedies Cumulative	34
12.5	Headings	34
12.6	Severability	34
12.7	Entire Agreement	35
12.8	Assignment	35
12.9	Parties In Interest	35
12.10	Governing Law	35
12.11	Counterparts	35
12.12	Attorneys Fees	35
12.13	Tax Advice	35
12.14	Representations	35
12.15	Drafting	36
12.16	Gender	36

Signatures	Signature Page

Exhibit A	Definitions	A-1
Exhibit B-1	Form of Series C Warrant	B-1-1
Exhibit B-2	Form of Series A Warrant	B-2-1
Exhibit C	Certificate of Merger	C-1
Exhibit D	Capitalization Table	D-1
Exhibit E	Conversion of Notes	E-1
Exhibit F	Calculation of Contingent Shares	F-1
Exhibit G-1	Indemnification Agreement – Parent Directors	G-1-1
Exhibit G-2	Indemnification Agreement – Former Managers	G-2-1
Exhibit H-1	Amended and Restated Articles of Incorporation	H-1-1
Exhibit H-2	Amended and Restated Bylaws	H-2-1
Exhibit I-1	Amended and Restated Certificate of Formation of the Company	I-1-1
Exhibit I-2	Operating Agreement of Merger Sub	I-2-1
Exhibit J	Resignation and Release	J-1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), is made and entered into as of March 9, 2012, by and among Oryon Holdings, Inc. (f/k/a Eaglecrest Resources, Inc.), a Nevada corporation (“Parent”), Oryon Merger Sub, LLC, a Texas limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), and OryonTechnologies, LLC, a Texas limited liability company (the “Company”).  Certain other capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

RECITALS

WHEREAS, the respective Boards of Directors and Board of Managers and of Parent, Merger Sub, and the Company believe it is in the best interest of each company and their respective stockholders and members to consummate the business combination transaction provided for herein in which the Company would merge with and into Merger Sub (the “Merger”);

WHEREAS, the respective Boards of Directors and Board of Managers of Parent, Merger Sub, and the Company have approved this Agreement and the Merger, upon the terms and subject to the conditions set forth in this Agreement in accordance with the Nevada Revised Statutes (the “NRS”) and the Texas Business Organizations Code (the “TBOC”), and their respective charter documents; and

WHEREAS, each of Parent, Merger Sub, and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1
THE MERGER

1.1 The Merger

 Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the TBOC and the NRS, the Company shall be merged with and into Merger Sub at the Effective Time of the Merger (as defined in Section 1.3). Following the Merger, the separate limited liability company existence of the Company shall cease, and Merger Sub shall continue as the surviving limited liability company entity (the “Surviving Entity”) and shall succeed to and assume all the rights, properties, liabilities and obligations of the Company (including all franchise taxes and other fees due and payable by the Company) in accordance with the TBOC.  In consideration of the Company’s entrance into the Merger, Parent shall issue 16,502,121 shares (the “Shares”) of Parent’s common stock, par value $0.001 per share (“Parent Common Stock”) in such amounts and to the members of the Company (“Company Members”) as set forth on the Merger Consideration Certificate.  The number of shares to be issued at Closing do not include incentive shares previously issued to Tom Schaeffer and assume no conversion of Series C Notes or exercise of warrants or options prior to the Closing.  Within seven (7) business days of Closing (as defined below), Parent shall issue the Shares to the Company Members by delivering or causing to be delivered share certificates registered in the name of the Company Members, or their nominees, evidencing the Shares (the “Share Certificates”), in such amounts attributable to the Company Members as set forth on the Merger Consideration Certificate.

       1.2   Closing

  The closing of the Merger (the “Closing”) shall take place at the offices of Greenberg Traurig LLP located at 1201 K Street, Suite 1100, Sacramento, CA 95814 at the date and time on or before thirty (30) days which the conditions to Closing set forth in Article 9 of this Agreement shall have been satisfied or waived by the appropriate party or at such time as the parties hereto agree.  The date on which the Closing actually occurs and the transactions contemplated hereby become effective is hereinafter referred to as the “Closing Date.”  At the time of the Closing, Parent, Merger Sub and the Company shall deliver the certificates and other documents and instruments required to be delivered hereunder.

1.3 Effective Time of the Merger

  At the Closing, the parties hereto shall (a) cause a certificate of merger substantially in the form of Exhibit C (the “Texas Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Texas, as provided in Section 1.002(55)(B) of the TBOC, and (b) take all such other and further actions as may be required by the TBOC or other applicable Law to make the Merger effective.  The Merger shall become effective as of the date and time of the filing of the Texas Certificate of Merger.  The date and time of such effectiveness are referred to herein as the “Effective Time.”

1.4 Effects of the Merger

  Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the TBOC.

1.5 Certificate of Formation and Operating Agreement of the Surviving Entity

 The Amended and Restated Certificate of Formation of the Company attached hereto as Exhibit I-1 shall be the Certificate of Formation of the Surviving Entity until thereafter changed or amended as provided therein or in accordance with applicable Law.  The Operating Agreement of Merger Sub attached hereto as Exhibit I-2 shall be the Operating Agreement  of the Surviving Entity until thereafter changed or amended as provided therein or in accordance with applicable Law. The name of the Company shall be the name of the Surviving Entity.

1.6 Managers and Officers

  The managers of the Company, immediately prior to the Effective Time, shall resign as of the Effective Time and Parent shall continue as the sole managing Member of the Surviving Entity.  The officers of the Surviving Entity, as of the Effective Time, shall be the officers of the Surviving Entity appointed on Schedule 6.5 to this Agreement who shall serve until their successors shall have been duly elected or appointed and qualified in accordance with applicable Law or until their earlier death, resignation or removal in accordance with the Surviving Entity’s Certificate of Formation and Operating Agreement.  The approval of this Agreement by the members of the Company shall constitute the consent of such members to the appointment, as of the Effective Time, of the directors and officers of Parent and the officers of the Surviving Entity listed on Schedule 6.5.

ARTICLE 2

EFFECT OF THE MERGER ON THE UNITS
OF COMPANY AND MERGER SUB

2.1 Effect on Units

  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company:

(a) Units of Merger Sub.  Each issued and outstanding unit of Merger Sub shall by virtue of the Merger and without any action on the part of any holder thereof, be converted into one (1) unit of the Company’s Common Membership Units (“Company Units”).  Such newly issued units shall thereafter constitute all of the issued and outstanding membership units of the Surviving Entity.

(b) Conversion of the Company Units.  Subject to other provisions of this Article 2:

(i) Each issued and outstanding Company Unit immediately prior to the Effective Time (individually a “Unit”), other than (i) Company Units held by the Company and (ii) Company Units held by Parent, Merger Sub or any other Subsidiary or parent of Parent or Merger Sub, if any, shall, by virtue of the Merger, be converted automatically into the right to receive eight (8) shares of Parent Common Stock and a Contingent Share Right upon surrender of the Company Units (the “Merger Consideration”).  The Merger Consideration shall be distributed by the Parent in accordance with Section 1.1.

(ii) The issued and outstanding Company Units on the Closing Date and the holders shall be set forth on a Merger Consideration certificate to be delivered by the Company to the Parent at Closing (the “Merger Consideration Certificate”).  Parent and the Surviving Entity shall be entitled to rely on the Merger Consideration Certificate in connection with issuance of the Merger Consideration pursuant to Section 2.5.

(iii) At the Effective Time, all such Company Units shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or document representing any such Company Units shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificate or document, the Merger Consideration to be issued in consideration therefor upon the surrender of such certificate or document.

(iv) At the Effective Time, each Company Unit held prior to the Effective Time by the Company as treasury units or held by Parent, Merger Sub or any Subsidiary or parent of Parent, Merger Sub or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled, retired and cease to exist, and no consideration shall be delivered with respect thereto.

2.2 Conversion of Notes; Contingent Shares.

(a) Company Convertible Debt.  In connection with the Merger, the Company agrees to solicit the consent of its Series C convertible promissory note holders (each a “Series C Holder”) to a modification of the Company’s Series C convertible promissory notes (“Series C Notes”) pursuant to the terms of a Group Modification Agreement (the “Modification Agreement”) to provide that each Series C Holder may elect to convert the amount of outstanding principal and accrued unpaid interest under its Series C Notes into shares of Parent Common Stock on or after the Closing and that upon receipt by the Company of the full $2 million of proceeds from the Financing (as defined in Section 6.8) within nine (9) months of the Closing Date, all of the Series C Notes will automatically be converted into shares of Parent Common Stock as set forth on Exhibit E attached hereto.  The Modification Agreement would provide that the number of shares of Parent Common Stock issuable upon conversion of the Series C Notes shall be an amount equal to eight (8) shares of Parent Common Stock multiplied by one dollar ($1.00) divided by the current conversion price for the applicable series of Series C Notes as follows:

Series C-1 Notes:                                ($1.00 / 0.5) x 8 = 16 shares of Parent Common Stock
Series C-2 Notes:                                ($1.00 / 1.5) x 8 = 5.33 shares of Parent Common Stock
Series C-3 Notes:                                ($1.00 / 1.2) x 8 = 6.67 shares of Parent Common Stock

It is expressly agreed and understood that approval of the Modification Agreement by the holders of a majority of the aggregate principal amount of Series C Notes is a condition to Closing the Merger.

At or prior to Closing, the Company shall notify and provide Parent with all necessary information regarding the Series C Note holders who approve the Modification Agreement.

(b) Contingent Shares of Parent Common Stock.  As a component of the Merger Consideration, Company Members will receive and Series C Holders will receive as a conversion right, a Contingent Share Right to be issued additional shares of Parent Common Stock (the “Contingent Shares”) in the event that less than $2 million is received by Parent under the Financing during the period commencing on the Closing and ending nine (9) months after the Closing.  The aggregate number of Contingent Shares to be issued to the parties entitled to receive Contingent Shares shall be determined in accordance with Exhibit F attached hereto.

2.3 Warrants and Options.

(a) In connection with the Merger, the Company agrees to solicit the consent of the holders of outstanding warrants and options issued by the Company to exchange such warrants and options effective as of the Closing, whereby each outstanding warrant to purchase a Company Unit shall be exchanged for a warrant to purchase eight (8) shares of Parent Common Stock in the form of Exhibit B-1 attached hereto (each, a “Series C Warrant”), and each outstanding option to purchase a Company Unit shall be exchanged for an option to purchase eight (8) shares of Parent Common Stock (each a “Parent Option”) under Parent’s 2012 Equity Incentive Plan.  The Series C Warrants and the Parent Options shall have the exercise prices set forth on Exhibit D attached hereto.  In addition, upon the exercise of a warrant or option, a holder of warrants or options shall be entitled to receive an adjustment for the number of shares issuable upon exercise of such warrant or option to give effect to the issuance of any Contingent Shares to the extent that such holder would have been entitled to receive Contingent Shares if such warrant or option had been exercised to the same extent immediately before the Merger.  It is expressly agreed and understood that receipt of consent from holders of outstanding options issued by the Company is not a condition to Closing the Merger.  At or prior to Closing, the Company shall notify and provide Parent with all necessary information of those holders of outstanding warrants and options issued by the Company who consent to receive Series C Warrants and Parent Options under the terms set forth herein.

(b) Subject to Section 2.3(a), at the Effective Time, each outstanding warrant to purchase Company Units immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be converted into the right to receive, upon exercise of such warrant, the number of shares of Parent Common Stock that the holder of such warrant would have received if such warrant was exercised to the same extent immediately prior to the Closing.

(c) Subject to Section 2.3(a), at the Effective Time, each outstanding option to purchase Company Units immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be converted into the right to receive, upon exercise of such option, the number of shares of Parent Common Stock that the holder of such option would have received if such option was exercised to the same extent immediately prior to the Closing.

2.4 Convertible Debt of the Company

Upon election by a Series C Holder to convert its Series C Note at Closing, the entire outstanding principal balance of, and all accrued and unpaid interest on, such issued and outstanding Series C Note, shall be automatically converted into Company Units in accordance with the terms of such Series C Note, and then such Company Units will be converted into the right to receive Merger Consideration as described in Section 2.1(b)(i).

    2.5 Issuance; Reservation of Parent Common Stock.
(a) Promptly after the Effective Time, the Surviving Entity shall distribute the Merger Consideration to holders of Common Units by issuance of certificates in accordance with the Merger Consideration Certificate.

(b) If any portion of the Merger Consideration is to be issued to a Person other than the registered holder of the Company Units represented by the certificates or documents surrendered in exchange therefor, it shall be a condition to such issuance that the certificates or documents so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to the Parent any transfer or other taxes required as a result of such issuance to a Person other than the registered holder of such Company Units or establish to the satisfaction of the Parent that such tax has been paid or is not payable.

(c) Promptly after the Effective Time, Parent shall reserve an amount of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon (i) the exercise of the Series C Warrants and Parent Options, (ii) the conversion of Series C Notes, and (iii) the Contingent Shares.

(d) Notwithstanding anything to the contrary in this Section 2.5, Parent shall not be liable to any holder of Company Units for any amount paid to a public official pursuant to and in accordance with the requirements of applicable abandoned property, escheat or similar Laws.

2.6 Additional Actions

If, at any time after the Effective Time, the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the rights, properties or Assets of Merger Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or Assets in the Surviving Entity or otherwise carry out the transactions contemplated by this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that, except as set forth in the Company Disclosure Schedule, which has been provided to Parent prior to the date hereof:

3.1 Organization, Standing and Power

The Company is duly organized, validly existing and in good standing under the Laws of the state of Texas and has the requisite power and authority and all government licenses, authorizations, Permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted.  The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect.

3.2 Subsidiaries

Except as set forth on Schedule 3.2 (the “Company Subsidiaries”), the Company does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise. Except as set forth on Schedule 3.2, each of the Company Subsidiaries is duly organized, validly existing and in good standing under the Laws of its country of organization and has the requisite power and authority and all government licenses, authorizations, Permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted.

3.3 Capital Structure of the Company

  As of the date of this Agreement, the number of Company Units and type of all authorized, issued and outstanding units of the Company, and all units reserved for issuance under the Company’s various option and incentive plans is specified on Schedule 3.3.  Except as set forth in Schedule 3.3, no units or other equity securities of the Company are issued, reserved for issuance or outstanding.  All outstanding units of the Company are duly authorized, validly issued, fully paid and non-assessable.  Except as set forth on Schedule 3.3, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters.  Except as set forth on Schedule 3.3, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional units or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.  There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any units of the Company.  Except as set forth on Schedule 3.3, there are no agreements or arrangements pursuant to which the Company is or could be required to register units or other securities under the Securities Act or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

3.4 Authority; Non-contravention

  The Company has all requisite power and authority to enter into this Agreement and, subject to receipt of the approval of Company Members and Series C Holders, to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary limited liability company action on the part of the Company.  This Agreement has been duly executed and when delivered by the Company shall constitute a valid and binding obligation of the Company, enforceable against the Company and Company Members in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of the Company under, (i) the certificate or articles of formation, operating agreement or other organizational or charter documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to the Company, its properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

       3.5 Governmental Authorization

Except as set forth on Schedule 3.5, no consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the TBOC, the Securities Act or the Exchange Act.

3.6 Financial Statements

(a) Parent has received a copy of the unaudited consolidated financial statements of the Company for the quarter ended September 30, 2011 and as of the Closing Date, the audited consolidated financial statements of the Company for the fiscal years ended December 31, 2011 and 2010 (collectively, the “Company Financial Statements”).  The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial condition of the Company at the dates indicated and its results of operations and cash flows for the periods then ended and, except as indicated therein, to the Knowledge of the Company, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature, as of the dates indicated.

(b) Since September 30, 2011 (the “Company Balance Sheet Date”), to the Knowledge of the Company, there has been no Material Adverse Effect with respect to the Company.

(c) Since the Company Balance Sheet Date or as provided in this Agreement, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company, except as disclosed in writing to Parent, issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any Company Units or any other security of the Company and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any Company Units or any other security of the Company or has incurred or agreed to incur any indebtedness for borrowed money.

3.7 Absence of Certain Changes or Events

  Except as set forth on Schedule 3.7, since the Company Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

(a) Material Adverse Effect with respect to the Company to the Knowledge of the Company;

(b) event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 5.1 without prior consent of Parent;

(c) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement;

(d) incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

(e) creation or other incurrence by the Company of any Lien on any asset other than in the ordinary course consistent with past practices;

(f) labor dispute, other than routine, individual grievances, or, to the Knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(g) payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(h) write-offs or write-downs of any Assets of the Company;

(i) to the Knowledge of the Company, damage, destruction or loss having, or reasonably expected to have, a Material Adverse Effect on the Company;

(j) to the Knowledge of the Company, other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Effect with respect to the Company;

(k) transaction or commitment made, or any Contract or agreement entered into, by the Company relating to its Assets or business (including the acquisition or disposition of any Assets) or any relinquishment by the Company or any Contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated in this Agreement; or

(l) agreement or commitment to do any of the foregoing.

3.8 Certain Fees

  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

3.9 Litigation; Labor Matters; Compliance with Laws

(a) There is no suit, action or proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

(b) The Company is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, any of which could have a Material Adverse Effect with respect to Company.

(c) The conduct of the business of the Company complies with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable thereto.

     3.10 Tax Returns and Tax Payments

(a) The Company has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions).  All such Tax Returns are true, correct and complete in all respects.  All Taxes due and owing by the Company have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required).  The Company is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax.  No claim has ever been made in writing or otherwise addressed to the Company by a taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.  The unpaid Taxes of the Company did not, as of the Company Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto).  Since the Company Balance Sheet Date, neither the Company nor any of its subsidiaries has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice.  As of the Closing Date, the unpaid Taxes of the Company and its subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Company.

(b) No material claim for unpaid Taxes has been made or become a Lien against the property of the Company or is being asserted against the Company, no audit of any Tax Return of the Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect.  The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

3.11 Environmental Matters

  The Company is in compliance with all Environmental Laws in all material respects.  The Company has not received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations.  The Company holds all Permits and authorizations required under applicable Environmental Laws, unless the failure to hold such Permits and authorizations would not have a Material Adverse Effect on the Company, and is in compliance with all terms, conditions and provisions of all such Permits and authorizations in all material respects.  No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by the Company or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to the Company.  The Company has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to the Company.  The Company has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a Material Adverse Effect on the Company.  There are no past, pending or threatened claims under Environmental Laws against the Company and Company is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against the Company pursuant to Environmental Laws.

3.12 Benefit Plans

  Except as set forth on Schedule 3.12, the Company is not a party to any Benefit Plan under which the Company currently has an obligation to provide benefits to any current or former employee, members, manager, officer or director of the Company.  As used herein, “Benefit Plan” shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, unit ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, employee equity option or equity purchase plan, severance pay, termination, salary continuation, or employee assistance plan.

3.13 Material Agreements

(a) Schedule 3.13 lists the following contracts and other agreements (“Material Agreements”) to which the Company is a party: (i) any agreement (or group of related agreements) for the lease of real or personal property, including capital leases, to or from any person providing for annual lease payments in excess of $25,000; (ii) any licensing agreement, or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (iii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $25,000, or under which a security interest has been imposed on any of its Assets, tangible or intangible; (iv) any profit sharing, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former officers, directors and managers or any of the Company’s employees; (v) any employment or independent contractor agreement providing annual compensation in excess of $25,000 or providing post-termination or severance payments or benefits or that cannot be cancelled without more than thirty (30) days’ notice; (vi) any agreement with any current or former officer, director, shareholder, members, manager or affiliate of the Company; (vii) any agreements relating to the acquisition (by merger, purchase of units or assets or otherwise) by the Company of any operating business or material assets or the capital stock of any other person; (viii) any agreements for the sale of any of the Assets of the Company, other than in the ordinary course of business; (ix) any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Company; (x) any royalty agreements, licenses or other agreements relating to Intellectual Property (excluding licenses pertaining to “off-the-shelf” commercially available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $10,000); and (xi) any other agreement under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect on the Company.

(b) The Company has made available to Parent either an original or a correct and complete copy of each written Material Agreement.  Except as set forth on Schedule 3.13, with respect to each Material Agreement to which the Company is a party thereto:  (i) the agreement is the legal, valid, binding, enforceable obligation of the Company and is in full force and effect in all material respects, subject to bankruptcy and equitable remedies exceptions; (ii) (A) the Company is not in material breach or default thereof and (B) no event has occurred which, with notice or lapse of time, would constitute a material breach or default of, or permit termination, modification, or acceleration under, the Material Agreement; and (iii) the Company has not repudiated any material provision of the agreement.

3.14 Certain Employee Payments

  The Company is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of the Company of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code) or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

3.15 Accounts Receivable

  All of the accounts receivable of the Company that are reflected on the Company Financial Statements or the accounting records of the Company as of the Closing (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. To the Knowledge of the Company, the Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

3.16 Properties and Tangible Assets.

(a) The Company has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible Assets reflected in the latest balance sheet as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, material to the Company’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever.  Any real property and facilities held under lease by the Company are held by the Company under valid, subsisting and enforceable leases of which the Company is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(b) The Company has good and marketable title to, or in the case of leased property, a valid leasehold interest in, the office space, computers, machinery, equipment and other material tangible Assets which are material to its business.  Except as set forth on Schedule 3.16, each such tangible Asset is in all material respects in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used, and, except as to leased assets, free and clear of any and all security interests.  The Company does not have Knowledge of any dispute or claim made by any other person concerning such right, title and interest in such tangible Assets.

3.17 Intellectual Property

(a) As used in this Agreement, “Intellectual Property” means all right, title and interest in or relating to all intellectual property, whether protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including, but not limited to the following: (a) service marks, trademarks, trade names, trade dress, logos and corporate names (and any derivations, modifications or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, “Marks”); (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, “Patents”); (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof (collectively, “Copyrights”); (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); and (e) Technology.  For purposes of this Agreement, “Technology” means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein.  Further, for purposes of this Agreement, “Software” means any and all computer programs, whether in source code or object code; databases and compilations, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and all documentation, including user manuals and other training documentation, related to any of the foregoing.

(b) Schedule 3.17 sets forth a list and description of the Intellectual Property required for the Company to operate, or used or held for use by the Company, in the operation of its business, including, but not limited to (a) all issued Patents and pending Patent applications, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights of the Company and the record owner, registration or application date, serial or registration number, and jurisdiction of such registration or application of each such item of Intellectual Property, (b) all Software developed by or for the Company, and (c) any Software not exclusively owned by the Company and incorporated, embedded or bundled with any Software listed in clause (b) above (except for commercially available software and so-called “shrink wrap” software licensed to the Company on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $10,000).

(c) The Company is the exclusive owner of or has a valid and enforceable right to use all Intellectual Property listed for the Company in Schedule 3.17 (and any other Intellectual Property required to be listed in Schedule 3.17) as the same are used, sold, licensed and otherwise commercially exploited by the Company, free and clear of all liens, security interests, encumbrances or any other obligations to others, except as set forth below or on Schedule 3.17, and no such Intellectual Property has been abandoned, except as set forth on Schedule 3.17.  All of the Intellectual Property of the Company constitutes collateral securing the outstanding Series C Notes of the Company.  In addition, the Company is required to pay periodic fees in various jurisdictions in order to maintain its patents or patent applications in such jurisdictions.  The Intellectual Property owned by the Company and the Intellectual Property licensed to it pursuant to valid and enforceable written license agreements include all of the Intellectual Property necessary and sufficient to enable the Company to conduct its business in the manner in which such business is currently being conducted.  The Intellectual Property owned by the Company and its rights in and to such Intellectual Property are valid and enforceable.

(d) The Company has not received, and is not aware of, any written or oral notice of any reasonable basis for an allegation against the Company of any infringement, misappropriation, or violation by the Company of any rights of any third party with respect to any Intellectual Property, and the Company is not aware of any reasonable basis for any claim challenging the ownership, use, validity or enforceability of any Intellectual Property owned, used or held for use by the Company.  The Company does not have any Knowledge (a) of any third-party use of any Intellectual Property owned by or exclusively licensed to the Company, (b) that any third-party has a right to use any such Intellectual Property, or (c) that any third party is infringing, misappropriating, or otherwise violating (or has infringed, misappropriated or violated) any such Intellectual Property.

(e) To the Knowledge of the Company, the Company has not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third parties, and the Company is not aware of any infringement, misappropriation or violation of any third party rights which will occur as a result of the continued operation of the Company as presently operated and/or the consummation of the transaction contemplated by this Agreement.

(f) The Company has taken adequate security measures to protect the confidentiality and value of its Trade Secrets (and any confidential information owned by a third party to whom the Company has a confidentiality obligation).

(g) The consummation of the transactions contemplated by this Agreement will not adversely affect the right of the Company to own or use any Intellectual Property owned, used or held for use by it.

(h) Except as set forth on Schedule 3.17, all necessary registration, maintenance, renewal and other relevant filing fees in connection with any of the Intellectual Property owned by the Company and listed (or required to be listed) on Schedule 3.17 have been timely paid and all necessary registrations, documents, certificates and other relevant filings in connection with such Intellectual Property have been timely filed with the relevant governmental authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Intellectual Property and all issuances, registrations and applications therefor.  There are no annuities, payments, fees, responses to office actions or other filings necessary to be made and having a due date with respect to any such Intellectual Property within ninety (90) days after the date of this Agreement.

3.18 Board of Managers Recommendation

  The Board of Managers of the Company has determined that the terms of the Merger are fair to and in the best interests of the members of the Company and recommended that the Company Members approve the Merger and this Agreement.

3.19 Undisclosed Liabilities

  The Company has no liabilities or monetary obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for such liabilities or obligations reflected or reserved against in the Company Financial Statements, incurred in the ordinary course of business after the Company Balance Sheet Date, or disclosed in Schedule 3.19.

3.20 Full Disclosure

  All of the representations and warranties made by the Company in this Agreement, including the Company Disclosure Schedules attached hereto, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and, to the Knowledge of the Company, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading.  The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents.  To the Knowledge of the Company, the schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Parent or its representatives by or on behalf of any of the Company or its affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.  To the Knowledge of the Company, there is no material adverse information related to the Company, or any of its respective managers, directors, officers or principals that has not been disclosed in writing to Parent.

3.21 No Registration of Securities

  The Company understands and acknowledges that the offering, exchange and issuance of Shares, Contingent Shares, Merger Consideration and any shares of Parent Common Stock issuable upon exercise or conversion of the Parent Options, Series C Warrants, and Series C Notes (collectively, the “Parent Securities”) pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering, sale, exchange and issuance of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) and/or Section 3(b) of the Securities Act, and that Parent’s reliance upon such exemption is predicated in part upon the Company’s representations herein and upon the representations contained in the Stockholder Representation Letters, the form of which is attached as Exhibit G to this Agreement.

      3.22 Parent Information

  The Company acknowledges that it has had access to the documents filed by Parent under the Exchange Act, since the end of its most recently completed fiscal year to the date hereof, and has carefully reviewed the same (“Exchange Act Documents”).  The Company further acknowledges that Parent has made available to it the opportunity to ask questions of and receive answers from Parent’s officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of Parent, and the Company has received to its satisfaction, such information about the business and financial condition of Parent and the terms and conditions of the Agreement as it has requested.  Based on the Company’s reliance upon the accuracy and completeness of the Exchange Act Documents, the Company has carefully considered the potential risks relating to Parent and investing in the Parent Securities, and fully understands that such securities are speculative investments, which involve a high degree of risk of loss of the Company and the Company Members’ entire investment.  Among others, the Company has carefully considered each of the risks identified under the caption “Risk Factors” in the Exchange Act Documents.  The Company has made available all such information to the Company Members in considering the terms and conditions of the Merger.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company that:

4.1 Organization, Standing and Power

  Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the State of Nevada and Texas, respectively, and has the requisite power and authority and all government licenses, authorizations, Permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted.  Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to Parent.  Shares of Parent Common Stock trade on the OTC Bulletin Board under the symbol “ORYN.”  True and correct copies of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of Parent (collectively, the “Charter Documents”) to be in effect on or prior to the Closing are attached hereto as Exhibits H-1 and H-2, respectively.

4.2 Subsidiaries

  Other than Merger Sub, Parent does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

4.3 Capital Structure of Parent and Merger Sub

(a) Immediately prior to the issuance of the Shares and Merger Consideration at Closing, the authorized capital stock of Parent will consist of (i) 600,000,000 shares of Parent Common Stock, $0.001 par value, of which no more than 15,000,000 shares of Parent Common Stock will be issued and outstanding (inclusive of shares issued to Tom Schaeffer) and (ii) 50,000,000 Preferred Shares, none of which shall be issued and outstanding.  No shares of Parent Common Stock or Preferred Shares will be issuable upon the exercise of outstanding warrants, convertible notes, options or otherwise.  All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal Laws concerning the issuance of securities.  All Shares issued pursuant to this Agreement will be newly issued Shares.  Except for the Parent Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote).  There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which Parent is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Parent or any of its subsidiaries. There are no agreements or arrangements pursuant to which Parent is or could be required to register shares of Parent Common Stock or other securities under the Securities Act or other agreements or arrangements with or among any security holders of Parent with respect to securities of Parent.

(b) Immediately prior to the Closing, the authorized capital of Merger Sub will consist of one (1) unit (the “Merger Sub Unit”), which Merger Sub Unit will be the only issued and outstanding equity interest in Merger Sub, and no Merger Sub Units will be issuable upon the exercise of outstanding warrants, convertible notes, options or otherwise.  The outstanding Merger Sub Unit is owned by Parent and is duly authorized, validly issued, fully paid and non-assessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal Laws concerning the issuance of securities.  Except for the Merger Sub Unit, there are no additional classes of equity units, outstanding bonds, debentures, notes or other indebtedness or other securities of Merger Sub having the right to vote (or convertible into, or exchangeable for, securities having the right to vote).  There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Merger Sub is a party or by which Merger Sub is bound obligating Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional units or other equity securities of Merger Sub or obligating Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional units or other equity securities of Merger Sub or obligating Merger Sub to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.  There are no outstanding contractual obligations, commitments, understandings or arrangements of Merger Sub to repurchase, redeem or otherwise acquire or make any payment in respect of any units of Merger Sub.  There are no agreements or arrangements pursuant to which Merger Sub is or could be required to register Merger Sub Units or other securities under the Securities Act or other agreements or arrangements with or among any security holders of Merger Sub with respect to securities of Merger Sub.  Merger Sub does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.  Merger Sub has not conducted any operations and does not have any assets, liabilities or employees.

4.4 Authority; Non-contravention

  Each of Parent and Merger Sub have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate or limited liability company action on the part of each of Parent and Merger Sub, as the case may be.  This Agreement has been duly executed and when delivered by each of Parent and Merger Sub, shall constitute a valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of Parent and Merger Sub under, (i) the articles of incorporation, bylaws, certificate of formation or other charter documents of each of Parent and Merger Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to each of Parent or Merger Sub, each of its properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to each of Parent and Merger Sub, each of its properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to Parent or could not prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement.

4.5 Governmental Authorization

  No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to each of Parent and Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub, or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the TBOC or the Securities Act or the Exchange Act.

4.6 SEC Documents and Compliance; Undisclosed Liabilities; Financial Statements

(a) Other than Parent’s Quarterly Report on Form 10-Q for the period ending April 30, 2011, filed on June 15, 2011, and Parent’s Quarterly Report on Form 10-Q for the period ending October 31, 2011, filed on December 21, 2011, in the last twelve months, Parent has timely filed all reports, schedules, forms, statements and other documents as required by the SEC and Parent has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the SEC (collectively, and in each case including all amendments, exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Documents”).  Parent satisfies the requirements of Rule 144(c) promulgated under of the Securities Act.  As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the Rules and Regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents (including any and all consolidated financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to the Company prior to the date of this Agreement), none of the Parent SEC Documents, to the Knowledge of the Parent’s management, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of Parent included in such Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published Rules and Regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Parent as of the dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Parent’s independent accountants).  Except as set forth in the Parent SEC Documents, at the date of the most recent financial statements of Parent included in the Parent SEC Documents, Parent has not incurred any liabilities or monetary obligations of any nature (whether accrued, absolute, contingent or otherwise), which, individually, or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Parent or Merger Sub.  No liabilities were assumed by Parent in connection with the November 11, 2011 merger of Oryon Holdings, Inc. with and into Eaglecrest Resources, Inc. pursuant to which Parent changed its name to Oryon Holdings, Inc.  Parent acknowledges that the Company is relying upon the accuracy and completeness of the Parent SEC Documents.

(b) There are no contracts or other documents which are required to be described in the Parent SEC Documents or filed as exhibits to the Parent SEC Documents by the Securities Act, the Exchange Act or by the Rules and Regulations that are not described or filed as required.

(c) No relationship, direct or indirect, exists between or among Parent on the one hand, and the directors, officers, stockholders, customers or suppliers of Parent on the other hand, which is required to be described in the Parent SEC Documents which is not so described.

(d) Except as otherwise disclosed in the Parent SEC Documents, Parent makes and keeps accurate books and records and maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of Parent’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (iii) access to Parent’s assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Parent’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(e) Except as described in the Parent SEC Documents, there is and has been no failure on the part of Parent or any of Parent’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the Rules and Regulations promulgated in connection therewith.

(f) Neither Parent nor any director, officer, agent, employee or other person associated with or acting on behalf of Parent, has used any corporate or organizational funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(g) The operations of Parent are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Parent or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of Parent, threatened, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) Neither Parent nor to the Knowledge of Parent, any director, officer, agent, employee or affiliate of Parent or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and Parent will not directly or indirectly use the proceeds of the Financing, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(i) Except as disclosed in the Parent SEC Documents filed prior to the date hereof, since October 31, 2011 (the “Parent Balance Sheet Date”), there has been no Material Adverse Effect with respect to Parent or Merger Sub.

(j) Except as disclosed in the Parent SEC Documents filed prior to the date hereof or as provided in this Agreement, since the Parent Balance Sheet Date, neither Parent nor Merger Sub has issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of Parent or Merger Sub nor have Parent or Merger Sub granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of Parent or Merger Sub or incurred or agreed to incur any indebtedness for borrowed money.

4.7 Absence of Certain Changes

  Except as disclosed in the Parent SEC Documents filed prior to the date hereof, since the Parent Balance Sheet Date, Parent has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been any:

(a) Material Adverse Effect with respect to Parent or Merger Sub;

(b) event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 6.2 without prior consent of the Company or any event, condition or occurrence which, if it had taken place during the period covered by the Parent SEC Documents, would be required to be disclosed in the Parent SEC Documents;

(c) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement;

(d) incurrence, assumption or guarantee by Parent or Merger Sub of any indebtedness for borrowed money;

(e) creation or other incurrence by Parent or Merger Sub of any Lien on any asset;

(f) labor dispute, other than routine, individual grievances, or, to the Knowledge of Parent, any activity or proceeding by a labor union or representative thereof to organize any employees of Parent or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(g) payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(h) write-offs or write-downs of any Assets of Parent or Merger Sub;

(i) damage, destruction or loss having, or reasonably expected to have, a Material Adverse Effect on Parent or Merger Sub;

(j) other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Effect with respect to Parent or Merger Sub; or

(k) agreement or commitment to do any of the foregoing.

4.8 Certain Fees

  No brokerage or finder’s fees or commissions are or will be payable by Parent or Merger Sub to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

4.9 Litigation; Labor Matters; Compliance with Laws

(a) There is no suit, action or proceeding or investigation pending or, to the Knowledge of each of Parent and Merger Sub, threatened against or affecting Parent or Merger Sub or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to each of Parent or Merger Sub or prevent, hinder or materially delay the ability of each of Parent and Merger Sub to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against Parent or Merger Sub having, or which, insofar as reasonably could be foreseen by Parent or Merger Sub, in the future could have, any such effect.

(b) Each of Parent and Merger Sub is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, any of which could have a Material Adverse Effect with respect to Parent.

(c) The conduct of the business of each of Parent and Merger Sub complies with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable thereto.

4.10 Officers, Directors, Benefit Plans

  Except as set forth on Schedule 6.5, there are no officers, directors, or employees of Parent or officers, directors, managers or employees of Merger Sub.  Each of Parent and Merger Sub is not a party to any Benefit Plan under which Parent or Merger Sub currently has an obligation to provide benefits to any current or former employee, officer or director of Parent or Merger Sub.

4.11 Tax Returns and Tax Payments

(a) Each of Parent and Merger Sub has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions).  All such Tax Returns are true, correct and complete in all respects.  All Taxes due and owing by Parent or Merger Sub have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required).  Neither Parent nor Merger Sub is currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax.  No claim has ever been made in writing or otherwise addressed to Parent or Merger Sub by a taxing authority in a jurisdiction where Parent or Merger Sub does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.  The unpaid Taxes of Parent did not, as of the Parent Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto).  There are no unpaid Taxes owed by Merger Sub.  Since the Parent Balance Sheet Date, neither Parent nor Merger Sub has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice.  No transactions have occurred, or will occur, through the Closing Date that may give rise to any tax liability of Parent or Merger Sub in any prior year or in the current year, including, but not limited to, any forgiveness of indebtedness or any other transaction resulting in the closing capitalization or balance sheet of Parent or Merger Sub.  As of the Closing Date, the unpaid Taxes of Parent and Merger Sub will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of Parent.

(b) No material claim for unpaid Taxes has been made or become a Lien against the property of Parent or Merger Sub or is being asserted against Parent or Merger Sub, no audit of any Tax Return of Parent or Merger Sub is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Parent or Merger Sub and is currently in effect.  Parent has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.  Merger Sub has no obligations to withhold or pay any Taxes.

4.12 Environmental Matters

  Each of Parent and Merger Sub is in compliance with all Environmental Laws in all material respects.  Parent has not received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations, which, if determined adversely to Parent, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Each of Parent and Merger Sub holds all Permits and authorizations required under applicable Environmental Laws, unless the failure to hold such Permits and authorizations would not have a Material Adverse Effect on Parent, and is compliance with all terms, conditions and provisions of all such Permits and authorizations in all material respects.  No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by Parent or Merger Sub or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to Parent or Merger Sub.  Each of Parent and Merger Sub has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to Parent or Merger Sub.  Each of Parent and Merger Sub has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a Material Adverse Effect on Parent or Merger Sub.  There are no past, pending or threatened claims under Environmental Laws against Parent or Merger Sub and each of Parent and Merger Sub is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against Parent or Merger Sub pursuant to Environmental Laws.

4.13 Material Contract Defaults

  Neither Parent nor Merger Sub is, or has received any notice or has any Knowledge that any other party is, in Material Contract Default under any Parent Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a Material Contract Default.  For purposes of this Agreement, a “Parent Material Contract” means any Contract that is effective as of the Closing Date to which the Parent or Merger Sub is a party (i) with expected receipts or expenditures in excess of $5,000, (ii) requiring the Parent or Merger Sub to indemnify any person, (iii) granting exclusive rights to any party, or (iv) evidencing indebtedness for borrowed or loaned money in excess of $5,000, including guarantees of such indebtedness.  Merger Sub has no accounts payable.

4.14 Accounts Receivable

  All of the accounts receivable of Parent that are reflected in the Parent SEC Documents or the accounting records of Parent as of the Closing (collectively, the “Parent Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established.  The Parent Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.  Merger Sub has no accounts receivable.

4.15 Properties

  Each of Parent and Merger Sub has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible Assets reflected in the latest balance sheet as being owned by Parent or Merger Sub or acquired after the date thereof which are, individually or in the aggregate, material to Parent’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Material Liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever.  Any real property and facilities held under lease by Parent or Merger Sub are held by them under valid, subsisting and enforceable leases of which each of Parent and Merger Sub is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.16 Intellectual Property

  Each of Parent and Merger Sub owns or has valid rights to use the Intellectual Property (including, without limitation, the source codes thereto) that are used, held for use or necessary for the conduct of its business as now being conducted.  All of Parent’s and Merger Sub’s licenses to use Software programs are current and have been paid for the appropriate number of users.  To the Knowledge of each of Parent and Merger Sub, none of Parent’s or Merger Sub’s Intellectual Property or Parent’s or Merger Sub’s License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against Parent or Merger Sub or each of its successors.  The consummation of the transactions contemplated by this Agreement will not adversely affect the right of Parent or Merger Sub to own or use any Intellectual Property owned, used or held for use by it.

4.17 Board Determination

  The Board of Directors and Board of Managers of each of Parent and Merger Sub, respectively, have unanimously determined that the terms of the Merger are fair to and in the best interests of Parent and Merger Sub and each of its stockholders and members, respectively.

4.18 Required Parent Share Issuance Approval

  Parent represents that the issuance of the Parent Securities and Merger Consideration will be in compliance with the Nevada Revised Statutes and the Articles of Incorporation and Bylaws of Parent.

4.19 Undisclosed Liabilities

  Neither Parent nor Merger Sub have or will have at the Closing, any liabilities or obligations of any nature in excess of $1,000 in the aggregate on a combined basis (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise).

4.20 Full Disclosure

  All of the representations and warranties made by Parent and Merger Sub in this Agreement, and all statements set forth in the certificates delivered by Parent at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and, to the Knowledge of Parent, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading.  The copies of all documents furnished by Parent pursuant to the terms of this Agreement are complete and accurate copies of the original documents.  To the Knowledge of Parent, the schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to the Company or its representatives by or on behalf of Parent or its affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.  To the Knowledge of Parent, there is no material adverse information related to Parent, or any of its respective directors, officers or principals that has not been disclosed in writing to the Company.

ARTICLE 5

COVENANTS OF THE COMPANY

5.1 Conduct of the Company Business

  Except as set forth on Schedule 5.1, from the date of this Agreement and until the Effective Time, or until the prior termination of this Agreement, the Company shall not, unless  agreed to in writing by Parent:

(a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Effective Time;

(b) sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c) fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Effective Time;

(d) intentionally permit any Material Adverse Effect to occur with respect to the Company;

(e) make any material change to its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

(f) authorize any, or commit or agree to take any of, the foregoing actions.

5.2 Company Members and Note Holder Approval

  The Company will, as promptly as practicable in accordance with applicable Law and its Certificate of Formation and Operating Agreement, submit this Agreement, the Merger and related matters for the consideration and approval by Company Members and Series C Holders.  In connection with soliciting Company Members and Series C Holders approval, the Company shall prepare and distribute to Company Members and Series C Holders a disclosure statement which summarizes the material terms and conditions of the Merger, this Agreement and the Transaction Documents, which disclosure statement shall include the recommendation of the Company’s Board of Managers.  Such approval by written consent or member vote will be solicited, in compliance with applicable Laws.  If approval is obtained by written consent, the Company shall give, in a timely manner (and shall provide Parent true and correct copies of) all notices required to be given under Section 6.202(d) of the TBOC.  To the Knowledge of the Company, the information distributed to the Company Members and the Company note holders shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, the Company makes no representation or covenant regarding information related to Parent or Merger Sub.  The Company will distribute to each Company Member a stockholder representation letter and request that each Company Member execute and deliver such letter to the Company for delivery to Parent.  It is expressly agreed and understood that receipt of a stockholder representation letter from all Company members is not a condition to Closing the Merger.

       5.3 Satisfaction of Conditions Precedent

  During the term of this Agreement, the Company will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 9, and the Company will use its commercially reasonable efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

5.4 No Other Negotiations

(a) As of the date of this Agreement, the Company has not entered into any agreement or understanding with, and is not engaging in any discussions with any third party concerning an Alternative Acquisition (as defined below) including, without limitation, any agreement or understanding that would require the Company to notify any third party of the terms of this Agreement.  From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, directly or indirectly, (a) initiate, solicit, encourage, negotiate, accept or discuss any transaction or series of transactions with any Person, other than Parent and its Affiliates involving any recapitalization, restructuring, financing, merger, consolidation, sale, license or encumbrance or other business combination transaction or extraordinary corporate transaction of the Company which would or could reasonably be expected to impede, interfere with, prevent or materially delay the merger (any such efforts by any such Person, including a firm proposal to make such an acquisition, to be referred to as an “Alternative Acquisition”), (b) provide information with respect to the Company to any Person, other than Parent and its Affiliates, relating to a possible Alternative Acquisition by any Person, other than Parent and its Affiliates, (c) enter into an agreement with any Person, other than Parent and its Affiliates, providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Parent and its Affiliates. The foregoing and Section 5.1 notwithstanding, the Company may incur loans prior to Closing so long as such loans are repaid from the funds received by the Company under the Financing at Closing.

(b) If the Company receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, or that could reasonably expected to lead to an Alternative Acquisition, or any request for nonpublic information relating to the Company, the Company shall promptly notify Parent thereof, including information as to the identity of the party making any such offer, inquiry or proposal and the specific terms of such offer, inquiry or proposal, as the case may be, and shall keep Parent promptly informed of any developments with respect to same.

5.5 Access

  The Company shall afford to Parent, and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of the Company’s properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent, (a) a copy of each report, schedule, and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as Parent or its representatives may reasonably request.  Except as required by Law, Parent will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence as Confidential Information subject to the Confidentiality Agreement.

5.6 Notification of Certain Matters

  The Company shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Company representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect the remedies available hereunder to Parent.

ARTICLE 6

COVENANTS OF PARENT

6.1 Obligations of Merger Sub

 Parent shall take all action necessary to cause Parent and Merger Sub to perform their respective obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

6.2 Conduct of the Parent Business

  From the date of this Agreement and until the Effective Time, or until the prior termination of this Agreement, Parent shall not, and shall not permit Merger Sub to, unless agreed to in writing by the Company:

(a) engage in any transaction or create or suffer to exist any lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Effective Time;

(b) sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets;

(c) fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Effective Time;

(d) intentionally permit any Material Adverse Effect to occur with respect to the Parent or Merger Sub;

(e) make any material change with respect to its accounting or bookkeeping methods, principles or practices, except as required by GAAP;

(f) amend any of the Charter Documents; or

(g) authorize any, or commit or agree to take any of, the foregoing actions.

6.3 Access

 Parent shall afford to the Company, and to the officers, employees, accountants, counsel, financial advisors and other representatives of the Company, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of the Parent’s properties, books, contracts, commitments, personnel and records and, during such period, the Parent shall furnish promptly to the Company, (a) a copy of each report, schedule, registration statements and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as the Company or its representatives may reasonably request.  Except as required by Law, the Company will hold, and will cause its respective managers, directors, officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence as Confidential Information subject to the Confidentiality Agreement.

        6.4 Notification of Certain Matters

 Parent shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Parent representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.5 shall not limit or otherwise affect the remedies available hereunder to the Company.

       6.5 Director and Officer Appointments

  As of the Effective Time, Parent shall have taken all action to cause the persons as set forth on Schedule 6.5 to be appointed Parent’s directors and officers and the Surviving Entity’s officers, and the current officers and directors of Parent and officers, directors or managers of Merger Sub on Schedule 6.5 shall have executed and delivered a resignation and release letter in the form of Exhibit J hereto (a “Resignation and Release”).

6.6 Satisfaction of Conditions Precedent

  During the term of this Agreement, Parent will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 9, and Parent will use its commercially reasonable efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

6.7 Equity Incentive Plan

  On or prior to the Closing Date, Parent shall take all action to cause its Board of Directors to adopt an equity incentive plan in form and substance approved by the Company and submit such equity incentive plan within a reasonable time period to Parent’s stockholders for approval.

6.8 Financings.

(a) Parent shall conduct financings (the “Financing”) of (i) at least $600,000 by the Closing Date (including amounts advanced by Parent to the Company prior to the Closing Date) and (ii) not less than an additional $1,400,000 within nine (9) months of the Closing Date, through the offer and sale of Parent Common Stock at $0.50 per share, such that for each dollar invested, the investor(s) making such investment will be issued two (2) shares of Parent Common Stock and a warrant in the form of Exhibit B-2 (a “Series A Warrant”) to purchase two (2) shares of Parent Common Stock with an exercise price of $0.75 per share and a term of five (5) years.  No less than 200,000 shares of Parent Common Stock shall be offered and sold by Parent each month after the Closing Date pursuant to the Financing until not less than $2 million is invested in Parent during the nine (9) month period commencing on the Closing Date.  The proceeds from the Financing will be paid to the Surviving Entity.  The documents used to conduct and evidence the Financing shall be subject to the prior approval by the Company.

(b) Subject to the approval of the Board of Directors of Parent, and in addition to the Financing, within twelve (12) months of the Closing, Parent will on a best efforts basis conduct a financing of at least an additional $1 million.

(c) Upon completion of the full amount of the Financing and conversion of the original principal amount of the Series C Notes and assuming no Contingent Shares are required to be issued and before giving effect to the conversion of accrued interest on Series C Notes, Parent shall have no more than 61,149,800 of Parent Common Stock issued and outstanding, excluding any Parent Common Stock issuable under any outstanding warrants or options.

6.9 Parent Information

   Parent agrees to provide to the Company such current information regarding Parent as the Company reasonably requests to include in any disclosure statement to be provided to the Company members and note holders in connection with soliciting the vote of the Company members and note holders for approval of this Agreement, and Merger and the transactions contemplated thereby.  Parent agrees to timely make all required SEC and state blue sky filings required to amend or correct any prior SEC Documents filed by Parent or required in connection with the Merger, including any filings required to be made prior to the Merger in connection with the proposed issuance of Parent common stock and any Form 8-K or other filings required to be filed following execution of this Agreement or consummation of the Merger (all such filings collectively referred to as, the “Merger Filings”).

6.10 Parent Audit

 Prior to the Closing Date, Parent, at its expense, will provide audited consolidated financial statements of Parent and Merger Sub for the fiscal year ended January 31, 2012 of Parent in the form meeting all SEC accounting rules for use in filing with the Annual Report on Form 10-K of Parent for the fiscal year of Parent ended January 31, 2012 and any other SEC filings or reports required to be made by Parent, accompanied by the written consent of Parent’s auditors to the filing of such auditor’s audit report for Parent’s fiscal year ended January 31, 2012.

6.11 Current Report

  Prior to the Closing Date, Parent shall prepare, at Parent’s expense, a Current Report on Form 8-K, for filing with the SEC within four (4) business days of the Closing Date, containing information about the Merger and pro forma financial statements of Parent and the Company and audited financial statements of the Company, as required by Regulation S-K under the Exchange Act, and changing Parent and Merger Sub’s fiscal year end to December 31.

ARTICLE 7

COVENANTS OF PARENT AND THE COMPANY

7.1 Notices of Certain Events

  The Company and Parent shall promptly notify the other party of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required (other than consents contemplated hereby) in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any governmental or regulatory agency in connection with the transactions contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Articles 3 or 4 or that relate to the consummation of the transactions contemplated by this Agreement or any other development causing a breach of any representation or warranty made by a party hereunder.  Delivery of notice pursuant to this Section 7.1 shall not limit or otherwise affect remedies available to either party hereunder.

7.2 Public Announcements

 Parent, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld, or except, and only to the extent, as may be required by applicable Law or court process.

7.3 Transfer Taxes

 Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.  Parent, Merger Sub and the Company agree that the Company (prior to the Merger) and the Surviving Entity

(following the Merger) will pay any real property, transfer or gains tax, stamp tax, stocktransfer tax, or other similar tax imposed on the Merger or the issuance of the Shares pursuant to the Merger (collectively, “Transfer Taxes”), excluding any Transfer Taxes as may result from the transfer of beneficial interests in the Shares other than as a result of the Merger, and any penalties or interest with respect to the Transfer Taxes.  The Company agrees to cooperate with Parent in the filing of any returns with respect to the Transfer Taxes.

7.4 Reasonable Efforts

 The parties further agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or non-actions, waivers, consents, licenses, Permits, authorizations, Orders and approvals from governmental authorities and the making of all other necessary registrations and filings, (ii) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Effective Time, (iii) the satisfaction of all conditions precedent to the parties’ obligations hereunder, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.4 shall limit a party’s right to terminate this Agreement pursuant to Section 10.1, so long as such party has up to then complied with its obligations under this Section 7.4.

7.5 Fees and Expenses

  Parent shall advance the reasonable legal expenses of the Company in connection with structuring, obtaining approvals and implementing the Merger incurred between September 15, 2011 and the Closing Date.  Any other legal expenses and costs incurred by the Company shall be the responsibility of and be paid by the Company directly, whether or not the Merger is consummated; provided, however, that Parent shall advance any fees necessary for the Company to obtain an audit report to comply with the filing requirements of the Exchange Act.  All such aforementioned advances by Parent prior to Closing shall be in addition to the Advances (as defined in Section 9.3(g)), shall be offset against the aggregate Financing amount that Parent is obligated to raise, and may be credited against the initial or subsequent Financing tranches, as the Company and Parent may agree upon.  All fees and expenses incurred by Parent and Merger Sub in connection with this Agreement and the transactions contemplated hereby, including, without limitation, all costs incurred to prepare and file the Merger Filings, shall be paid by Parent prior to the Closing Date.  Fees and expenses incurred by any party in connection with the transactions contemplated by this Agreement shall include, without limitation, fees and expenses incurred for legal, financial, accounting and other advisors.

7.6 Regulatory Matters and Approvals

  Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 3.5 and 4.5 above.

7.7 Transfer Restrictions

(a) The Company realizes that none of the Merger Consideration or the Parent Securities, including the Shares,  are registered under the Securities Act, or any foreign or state securities Laws.  The Company agrees that the Shares will and may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred (collectively, a “Transfer”) except in compliance with the Securities Act, if applicable, and applicable foreign and state securities Laws, and with an opinion of Parent’s counsel.  The Company understands that the Shares can only be Transferred pursuant to registration under the Securities Act or pursuant to an exemption therefrom.  The Company understands that to Transfer the Shares may require in some jurisdictions specific approval by the appropriate governmental agency or commission in such jurisdiction.

(b) To enable Parent to enforce the transfer restrictions contained in Section 7.7(a), the Company hereby consents to the placing of legends upon, and stop-transfer orders with the transfer agent of the Parent Common Stock with respect to the Shares, including, without limitation, the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW.  THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, MORTGAGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF, EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, OR (II) IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT, OR (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF ORYON TECHNOLOGIES, INC. AND ITS COUNSEL.”

ARTICLE 8

INDEMNIFICATION

8.1 Indemnification of Parent and Merger Sub.

(a) Subject to the limitations contained in this Article 8, the Company shall defend, indemnify and hold harmless Parent and Merger Sub and their respective officers, directors, managers, stockholders, members, employees and agents from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys’ fees (“Claims and Liabilities”) with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by the Company in this Agreement or (ii) the breach of any covenant or agreement made by the Company in this Agreement.

(b) In addition to the obligations set forth in Section 8.1(a) above, the Company shall defend, indemnify and hold harmless Parent and Merger Sub and their respective officers, directors, managers, stockholders, members, employees and agents against any and all Claims and Liabilities with respect to or arising from any claims for any right to receive Merger Consideration made by any Person who is not a holder of Company Units at the Effective Time or is a holder of Company Units and claiming a right to Merger Consideration inconsistent with this Agreement.

8.2 Indemnification of the Company

(a) Parent shall defend, indemnify and hold harmless the Company, and its officers, directors, managers, shareholders, members, employees and agents from and against any and all Claims and Liabilities with respect to or arising from (i) breach of any warranty or any inaccuracy of any representation made by Parent or Merger Sub or (ii) breach of any covenant or agreement made by Parent or Merger Sub in this Agreement.

(b) In the event that the representation of Parent pursuant to Section 4.3 is incorrect and at the Closing either (i) Parent has more than 15,000,000 shares of Common Stock outstanding; (ii) shares of Parent Common Stock are issuable upon the exercise or conversion of any warrants, options, convertible notes or otherwise; (iii) Parent does not own one hundred percent (100%) of all equity interests of Merger Sub; or (iv) any interest in Merger Sub is issuable upon the exercise or conversion of any warrants, options, convertible notes or otherwise, then Parent shall issue additional shares of Parent Common Stock to (i) the Company Members who received the Merger Consideration; (ii) holders of the Company’s Series C Notes; (iii) holders of the Company’s C Warrants; and (iv) holders of the Company’s options (collectively, the “Company Holders”) to adjust the holdings of the Company Holders to the aggregate percentage ownership of Parent (and indirect ownership percentage of the Surviving Entity) that the Company Holders would have received if the representation of Parent pursuant to Section 4.3 had been correct.

8.3 Claims Procedure

  Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Article 8, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith.  The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article 8, except where, and solely to the extent that, such failure actually and Materially prejudices the rights of such Indemnifying Party.  Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may Materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article 8 or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee.  In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense.  In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article 8 to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim.  An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article 8, except where, and solely to the extent that, such failure actually and Materially prejudices the rights of such Indemnifying Party.  If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.  In no event shall any Indemnifying Party be obligated to indemnify an Indemnitee for any Claims or Liabilities arising as a result of the gross negligence, willful misconduct or fraud of the Indemnitee.

8.4 Exclusive Remedy

  Each of the parties hereto acknowledges and agrees that, from and after the Closing Date, its sole and exclusive monetary remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article 8, except that nothing in this Agreement shall be deemed to constitute a waiver of any injunctive or other equitable remedies or any tort claims of, or causes of action arising from, intentionally fraudulent misrepresentation, willful breach or deceit. The parties obligations under this Article 8 shall terminate twelve (12) months from the Closing Date.

ARTICLE 9

CONDITIONS TO MERGER

9.1 Condition to Obligation of Each Party to Effect the Merger

 The respective obligations of Parent, Merger Sub and the Company to consummate the transactions contemplated herein are subject to the satisfaction or waiver in writing at or prior to the Effective Time of the following conditions.

(a) No Injunctions.  No temporary restraining Order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated herein shall be in effect; provided, however, that each party shall have used its commercially reasonable efforts to prevent the entry of such Orders or injunctions and to appeal as promptly as possible any such Orders or injunctions and to appeal as promptly as possible any such Orders or injunctions that may be entered.

(b) Company Members Approval.  This Agreement and the Merger shall have been approved and adopted by a majority vote of the Company Members in accordance with the Company’s Certificate of Formation, Operating Agreement and the TBOC.

9.2 Additional Conditions to Obligations of Parent and Merger Sub

  The obligations of Parent and the Merger Sub to consummate the transactions contemplated herein are also subject to the satisfaction or waiver in writing at or prior to the Effective Time of the following conditions.

(a) Representations and Warranties.  The representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered to Parent pursuant hereto shall be true and correct in all Material respects on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and the Chief Executive Officer of the Company.

(b) Agreements and Covenants.  The Company shall have performed or complied in all Material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Parent shall have received a certificate to such effect signed by the President and Chief Executive Officer of the Company.

(c) Certificate of Secretary.  The Company shall have delivered to Parent a certificate executed by the Secretary of the Company certifying: (i) resolutions duly adopted by the Board of Managers, Company Members and Company note holders authorizing this Agreement and the Merger; (ii) the Certificate of Formation and Operating Agreement of the Company as in effect immediately prior to the Effective Time, including all amendments thereto; (iii) the Merger Consideration Certificate; and (iv) the incumbency of the officers of the Company executing this Agreement and all agreements and documents contemplated hereby.

(d) Consents Obtained.  All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on the Company or the Surviving Entity.

(e) Absence of Material Adverse Effect.  Since the date of the this Agreement, there shall not have been any Material Adverse Effect with respect to the Company.

(f) Audited Financial Statements.  Parent shall have received from the Company the Company Financial Statements, the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2011 and 2010 and pro forma financial statements in form and content required to be included in a Form 8-K Report required to be filed with respect to the Closing of the Merger.

(g) Merger Consideration Certificate.  Parent shall have received the Merger Consideration Certificate from the Company.

9.3 Additional Conditions to Obligations of the Company

  The obligations of the Company to consummate the transactions contemplated herein are also subject to the satisfaction or waiver in writing at or prior to the Effective Time of the following conditions.

(a) Representations and Warranties.  The representations and warranties of Parent and Merger Sub contained in this Agreement and in any certificate or other writing delivered to the Company pursuant hereto shall be true and correct in all Material respects on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the President and the Chief Executive Officer of Parent.

(b) Agreements and Covenants.  Parent and Merger Sub shall have performed or complied in all Material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the President and Chief Executive Officer of Parent.

(c) Certificate of Secretary.  Parent shall have delivered to the Company a certificate executed by the Secretary of Parent certifying: (i) resolutions duly adopted by the Board of Directors and Board of Managers of Parent and Merger Sub, respectively, authorizing this Agreement and the Merger; (ii) the Articles of Incorporation and Bylaws of Parent as in effect immediately prior to the Effective Time, including all amendments thereto; and (iii) the incumbency of the officers of Parent executing this Agreement and all agreements and documents contemplated hereby.

(d) Consents Obtained.  All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by Parent or Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub, respectively, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on Parent or Merger Sub.

(e) Note Holder Consent.  The holders of a majority of the aggregate outstanding principal amount of Series C Notes shall have approved a Group Modification Agreement modifying all of the Company’s Series C Notes in the manner contemplated by Section 2.2(a).

(f) Absence of Material Adverse Effect.  Since the date of the this Agreement, there shall not have been any Material Adverse Effect on Parent or Merger Sub, other than any change that shall result from general economic conditions or conditions generally affecting the industry in which Parent conducts operations.

(g) Financing Advances.  Prior to the Closing, the Company shall have received from Parent an advance of $100,000 in the form of a promissory note and on the Closing Date the Company shall receive from Parent $500,000 (less deductions as agreed upon by the Company and Parent) (collectively, the “Advances”). The Advances are part of the Financing conducted by Parent.

(h) Officers and Directors.  Parent shall deliver to the Company evidence of  action taken by Parent’s directors and/or stockholders prior to the Closing Date as required to appoint those new directors and officers of Parent and officers of the Surviving Entity as further described in Section 6.5.  Parent shall have delivered to each new director an executed indemnification agreement in substantially the form attached hereto as Exhibit G-1.  Parent shall have delivered to each person who serves as a manager or officer of the Company immediately prior to the Effective Time and who is not a new director of Parent an executed indemnification agreement in substantially the form attached hereto as Exhibit G-2.  Parent shall also have delivered to the Company a Resignation and Release executed by each Parent officer and director and each Merger Sub officer, director or manager further described in Section 6.5 to be effective upon the Closing Date.

ARTICLE 10

TERMINATION

10.1 Termination

  This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the Company Members and Company note holders:

(a) by mutual written agreement duly authorized by the Boards of Managers of the Company and the Board of Directors of Parent;

(b) by either party, if the other party has breached any representation, warranty, covenant or agreement of such other party set forth in this Agreement and such breach has resulted or can reasonably be expected to result in a Material Adverse Effect on such other party or would prevent or materially delay the consummation of the Merger;

(c) by either party, if the required approval of the members and note holders of the Company shall not have been obtained by reason of the failure to obtain the required vote;

(d) by either party, if all the conditions to the obligations of such party for Closing the Merger shall not have been satisfied or waived on or before April 30, 2012 (or such later date as may be approved by the Board of Managers of the Company and Board of Directors of Parent) other than as a result of a breach of this Agreement by the terminating party; or

(e) by either party, if a permanent injunction or other Order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued and shall have become final and non-appealable.

10.2 Notice of Termination

  Any termination of this Agreement under Section 10.1 above will be effective by the delivery of written notice of the terminating party to the other party hereto.

10.3 Effect of Termination

  In the case of any termination of this Agreement as provided in this Section 10, this Agreement shall be of no further force and effect and nothing herein shall relieve any party from liability for any breach of this Agreement. Nothing contained in this Section 10.3 shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

10.4 Return of Documents

  In the event of termination of this Agreement for any reason, Parent and the Company will return to the other party all of the other party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. Parent and the Company will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party’s information kept confidential.

ARTICLE 11

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

  Except as otherwise provided herein, all representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the date that is the first anniversary of the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period).  The representations and warranties of Parent and Merger Sub pursuant to Sections 4.3 and 4.9 shall survive indefinitely.  Sections 17 and 22 of the Letter of Intent shall survive the execution and delivery of this Agreement.

ARTICLE 12

GENERAL PROVISIONS

12.1 Notices

  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two (2) days after deposit with a nationally recognized overnight courier, specifying not later than two day delivery, with written verification of receipt.  All communications shall be sent to the parties at the following addresses or facsimile numbers specified below (or at such other address or facsimile number for a party as shall be designated by ten days advance written notice to the other parties hereto):

(a)	If to Parent or Merger Sub:Oryon Holdings, Inc.
(f/k/a Eaglecrest Resources, Inc.)
340 Basa Compound, Zapate
Las Pinas City, Metro Manila
Philippines

	Attn:	CEO
	Ph:	(702) 973-1583
	Fax:	N/A

with a copy to (which shall not constitute notice):	Greenberg Traurig, LLP
1201 K Street, Suite 1100
Sacramento, California 95814

	Attn:	Mark C. Lee
	Ph:	(916) 442-1111
	Fax:	(916) 448-1709

(b)	If to the Company:
Oryon Technologies, LLC
4251 Kellway
Addison, Texas 75001
	Attn:	President
	Ph:	(214) 267-1321
	Fax:	(214) 267-1303

12.2 Amendment

 To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of the Board of Managers of the Company and the Board of Directors of each Parent, whether before or after any approval by Company Members and Company note holders has been obtained; provided, that after any such approval by Company Members and Company note holders, there shall be made no amendment that pursuant to the TBOC requires further approval by such Company Members and Company note holders without the further approval of such parties.

12.3 Waiver

  At any time prior to the Closing, any party hereto may with respect to any other party hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

12.4 Failure or Indulgence Not Waiver; Remedies Cumulative

   No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other rights.  Except as otherwise provided hereunder, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

12.5 Headings

  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.6 Severability

   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

12.7 Entire Agreement

 This Agreement (including the Company Disclosure Schedule together with the Transaction Documents and the exhibits and schedules attached hereto and thereto and the certificates referenced herein) constitutes the entire agreement and supersedes all prior agreements and undertakings both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

               12.8 Assignment
  No party may assign this Agreement or assign its respective rights or delegate their duties (by operation of Law or otherwise), without the prior written consent of the other party.  This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

12.9 Parties In Interest

 This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

12.10 Governing Law

 This Agreement will be governed by, and construed and enforced in accordance with the Laws of the State of Texas as applied to Contracts that are executed and performed in Texas, without regard to the principles of conflicts of Law thereof.

12.11 Counterparts

 This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

12.12 Attorneys Fees

 If any action or proceeding relating to this Agreement, or the enforcement of any provision of this Agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

12.13 Tax Advice

 The Company acknowledges that the Company has not relied and will not rely upon the Parent or Merger Sub, or the Parent or Merger Sub’s counsel with respect to any tax consequences related to the ownership, purchase, or disposition of the Shares or Merger Consideration.  The Company assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with such Shares or Merger Consideration.

12.14 Representations

 The parties to this Agreement, and each of them, acknowledge, agree, and represent that it: (a) has been represented in connection with the negotiation and preparation of this Agreement by counsel of that party’s choosing; (b) has read the Agreement and has had it fully explained by its counsel; (c) it is fully aware of the contents and legal affect of this Agreement; (d) has authority to enter into and sign the Agreement; and (e) enters into and signs the same by its own free will.

12.15 Drafting

 The parties to this Agreement acknowledge that each of them have participated in the drafting and negotiation of this Agreement.  For purposes of interpreting this Agreement, each provision, paragraph, sentence and word herein shall be deemed to have been jointly drafted by both parties.  The parties intend for this Agreement to be construed and interpreted neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter of any specific language contained herein.

       12.16 Gender

 For purposes of this Agreement, references to the masculine gender shall include feminine and neuter genders and entities.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

ORYON HOLDINGS, INC. (F/K/A EAGLECREST RESOURCES, INC.), a Nevada corporation

By:              /s/

Name:         Crystal Coranes
Title:           Chief Executive Officer

ORYON MERGER SUB, LLC, a Texas limited liability company

By:                /s/

Name:         Crystal Coranes
Title:           Chief Executive Officer

ORYON TECHNOLOGIES, LLC, a Texas limited liability company

By:               /s/

Name:         Tom Schaeffer
Title:           President & Chief Executive Officer

Signature Page to
Agreement and Plan of Merger

EXHIBIT A

CERTAIN DEFINITIONS

The following terms, as used in the Purchase Agreement, have the following meanings:

“Accounts Receivable” shall have the meaning as set forth in Section 3.15 of the Agreement.

“Advances” shall have the meaning as set forth in Section 9.3(g) of the Agreement.

“Affiliate(s)” shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Alternative Acquisition” shall have the meaning as set forth in Section 5.4 of the Agreement.

“Agreement” shall have the meaning as set forth in the Preamble.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Benefit Plans” shall have the meaning as set forth in Section 3.12 of the Agreement.

“Charter Documents” shall have the meaning as set forth in Section 4.1 of the Agreement.

“Claims and Liabilities” shall have the meaning as set forth in Section 8.1(a) of the Agreement.

“Closing” shall have the meaning as set forth in Section 1.2 of the Agreement.

“Closing Date” shall have the meaning as set forth in Section 1.2 of the Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning as set forth in the Preamble.

“Company Balance Sheet Date” shall have the meaning as set forth in Section 3.6(b) of the Agreement.

“Company Disclosure Schedule” shall mean the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

“Company Members” shall have the meaning as set forth in Section 1.1 of the Agreement.

“Company Financial Statements” shall have the meaning as set forth in Section 3.6(a) of the Agreement.

“Company Units” shall have the meaning as set forth in Section 2.1(a) of the Agreement.

“Confidentiality Agreement” means Section 22 of the Letter of Intent.

“Contingent Share Right” means the right to receive Contingent Shares as calculated in accordance with Exhibit F.

“Contingent Shares” shall have the meaning as set forth in Section 2.2(b) of the Agreement.

“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person’s capital stock, Assets or business.

“Copyright” shall have the meaning as set forth in Section 3.17(a) of the Agreement.

“Default” shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

“Effective Time” shall have the meaning as set forth in Section 1.3 of the Agreement.

“Electronic Delivery” shall have the meaning as set forth in Section 12.11 of the Agreement.

“Environmental Laws” mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, Permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other Hazardous Material or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other Hazardous Material or wastes or the clean-up or other remediation thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act Documents” has the meaning set forth in Section 3.22 of the Agreement.

“Financing” shall have the meaning as set forth in Section 6.8 of the Agreement.

“Financing Period” shall have the meaning as set forth in Exhibit F of the Agreement.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” shall mean U.S. generally accepted accounting principles.

“Governmental Entity” shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign. any United States court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign

“Hazardous Material” means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

“Indemnitee” shall have the meaning as set forth in Section 8.3 of the Agreement.

“Indemnifying Party” shall have the meaning as set forth in Section 8.3 of the Agreement.

“Intellectual Property” shall have the meaning as set forth in Section 3.17(a) of the Agreement.

“Knowledge” means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

“Law” shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Letter of Intent” shall mean that certain Binding Letter of Intent, by and between the Company and Parent dated October 24, 2011.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset.

“Marks” shall have the meaning as set forth in Section 3.17(a) of the Agreement.

“Material” and “Materially” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, Assets, liabilities or the reported or reasonably anticipated future results of such Person and its Subsidiaries taken as a whole; provided, however, that any adverse change, event, development or effect arising from or relating to any of the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (a) general business or economic conditions, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in United States generally accepted accounting principles, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity or (f) the taking of any action required by this Agreement and the other agreements contemplated hereby.

“Material Agreement” shall have the meaning as set forth in Section 3.13 of the Agreement.

“Material Contract Default” shall mean a default under any Contract which would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages in excess of $50,000 (either individually or in the aggregate with all other such claims under that contract) or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such Contract.

“Merger” shall have the meaning as set forth in the Recitals.

“Merger Consideration” shall have the meaning as set forth in Section 2.1(b)(i) of the Agreement.

“Merger Consideration Certificate” shall have the meaning as set forth in Section 2.1(b)(ii) of the Agreement.

“Merger Sub” shall have the meaning as set forth in the Preamble.

“Merger Sub Unit” shall have the meaning as set forth in Section 4.3(b) of the Agreement.

“Non-Oryon Stockholders” shall have the meaning as set forth in Exhibit F to the Agreement.

“NRS” shall have the meaning as set forth in the Recitals.

“Order” shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

“Parent” shall have the meaning as set forth in the Preamble.

“Parent Accounts Receivable” shall have the meaning as set forth in Section 4.14 of the Agreement.

“Parent Balance Sheet Date” shall have the meaning as set forth in Section 4.6(j) of the Agreement.

“Parent Common Stock” shall have the meaning as set forth in Section 1.1 of the Agreement.

“Parent Material Contract” shall have the meaning as set forth in Section 4.13 of the Agreement.

“Parent Option” shall have the meaning as set forth in Section 2.3(a) of the Agreement.

“Parent Securities” shall have the meaning as set forth in Section 3.21 of the Agreement.

“Parents SEC Documents” shall have the meaning as set forth in Section 4.6 of the Agreement.

“Series C Warrant” shall have the meaning as set forth in Section 2.3(a) of the Agreement.

“Patents” shall have the meaning as set forth in Section 3.17(a) of the Agreement.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.

“Regulatory Authorities” shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, United States Department of Transportation, Federal Railroad Administration, United States Environmental Protection Agency, and all foreign, federal, state and local regulatory agencies and other Governmental Entities or bodies having jurisdiction over the parties and their respective Assets, employees, businesses and/or Subsidiaries, including FINRA and the SEC.

“Rights Holders” shall have the meaning as set forth in Exhibit F of the Agreement.

“Rules and Regulations” means the rules and regulations promulgated by the SEC under the Securities Act or the Exchange Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Series A Warrant” shall have the meaning set forth in Section 6.8(a) of the Agreement.

“Series C Holder” shall have the meaning as set forth in Section 2.2(a) of the Agreement.

“Series C Notes” shall have the meaning as set forth in Section 2.2(a) of the Agreement.

“Series C Warrant” shall have the meaning as set forth in Section 2.3(a) of the Agreement.

“Share” or “Shares” shall have the meaning as set forth in Section 1.1 of the Agreement.

“Share Certificates” shall have the meaning as set forth in Section 1.1 of the Agreement.

“Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Surviving Entity” shall have the meaning as set forth in Section 1.1 of the Agreement.

“Tax” or “Taxes” shall mean all United States federal, state, provincial, local or foreign taxes of any kind and any other applicable duties, levies, fees, charges and assessments that are in the nature of a tax, including income, gross receipts, property, sales, use, license, excise, franchise, ad valorem, value-added, transfer, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, capital stock, real property, personal property, alternative or add-on minimum, estimated, social security payments, and health taxes and any deductibles relating to wages, salaries and benefits and payments to subcontractors, together with all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” shall mean any return, report or statement required to be filed with any Governmental Authority with respect to Taxes.

“TBOC” shall have the meaning as set forth in the Recitals of the Agreement.

“Texas Certificate of Merger” shall have the meaning as set forth in Section 1.3 of the Agreement.

“Technology” shall have the meaning as set forth in Section 3.17(a) of the Agreement.

“Trade Secrets” shall have the meaning as set forth in Section 3.17(a) of the Agreement.

“Transaction Documents” means the Agreement, the Stockholder Representation Letters and Indemnification Agreements and any other document executed and delivered pursuant hereto together with any exhibits or schedules to such documents.

“Transfer” shall have the meaning as set forth in Section 7.7 of the Agreement.

“Transfer Taxes” shall have the meaning as set forth in Section 7.3 of the Agreement.

“Software” shall have the meaning as set forth in Section 3.17(a) of the Agreement.

“Unit” shall have the meaning as set forth in Section 2.1(b)(i) of the Agreement.

EXHIBIT B-1

FORM OF SERIES C WARRANT

B-1-1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND THE ISSUER OF THESE SECURITIES HAS BEEN PROVIDED WITH AN OPINION OF LEGAL COUNSEL TO THE HOLDER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES TO THE EFFECT THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION UNDER SUCH LAWS.

Series C Warrant No. __________________	Number of Shares: _______
Date of Issuance: _________, 2012 (subject to adjustment)

ORYON HOLDINGS, INC.
A NEVADA CORPORATION

SERIES C WARRANT

Oryon Holdings, Inc., a Nevada corporation (the “Company”), for value received, hereby certifies that [___] (the “Initial Holder”), or its registered assigns (the Initial Holder or such registered assigns shall be referred to as the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time on or after the Exercise Date and on or before the Expiration Date, up to [___] shares (the “Warrant Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), at a purchase price of $[___] per share (the “Purchase Price”).  The number of shares of Warrant Shares and the Purchase Price may be adjusted from time to time pursuant to the provisions of this Warrant.  As used herein, “Exercise Date” means any date after the date hereof and prior to the Expiration Date on which the Registered Holder elects by written notice to the Company to exercise this Warrant.

The Initial Holder was the holder of a C Warrant issued to the Initial Holder by OryonTechnologies, LLC (the “Original C Warrant”).  Pursuant to the terms of a Group Modification Agreement dated ___________, 2012 (the “Group Modification Agreement”), the holders of the Original C Warrants approved the exchange of the Original C Warrants for Series C Warrants of the Company in connection with that Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 9, 2012 by and among the Company, Oryon Merger Sub, LLC, a Texas limited liability company and wholly-owned subsidiary of the Company, and OryonTechnologies, LLC, a Texas limited liability company.  This Warrant is issued pursuant to the Group Modification Agreement and the Merger Agreement.

1.           Exercise.

(a)           Manner of Exercise.  This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Shares purchased upon such exercise.  The Purchase Price may be paid by cash, check, or wire transfer in immediately available funds, or where permitted by law and provided that a public market for the Common Stock exists, through a “same day sale” commitment from the Registered Holder and a broker-dealer that is a member of the Financial Industry Regulatory Authority of Securities Dealers (a “FINRA Dealer”), whereby the Registered Holder irrevocably elects to exercise this Warrant and to sell a portion of the Warrant Shares so purchased to pay for the Purchase Price directly to the Company.

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(b)           Effective Time of Exercise.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above.  At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c)           Delivery to Holder.  As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within five (5) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)           a certificate or certificates for the number of shares of Warrant Shares to which such Registered Holder shall be entitled, and

(ii)           in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) above.

2.           Adjustments.

(a)           Stock Splits, Dividends and Contingent Shares.  If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock or Contingent Shares (as defined in the Merger Agreement) are issued pursuant to the Merger Agreement, then the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend or upon issuance of any Contingent Shares shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend or upon issuance of any Contingent Shares be proportionately reduced.  If outstanding shares of Common Stock shall be combined into a smaller number of shares, then the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.  When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(b)           Reclassification, Etc.  In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 2; and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

(c)           Adjustment Certificate.  When any adjustment is required to be made in the Warrant Shares or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment, and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

3.           Transfers.

(a)           Unregistered Security.  This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold, pledged, distributed, offered for sale, transferred or otherwise disposed of in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration or qualification is not required. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

B-1-3

(b)           Transferability.  Subject to the provisions of Section 3(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

(c)           Warrant Register.  The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant.  Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.  Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

4.           No Impairment.  The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 11 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

5.           Termination.  This Warrant (and the right to purchase securities upon exercise hereof) shall terminate on September 30, 2015 (the “Expiration Date”).

6.           Notices of Certain Transactions.  In the event:

(a)           the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b)           of any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right or (ii) the effective date on which such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Shares shall be entitled to exchange their shares of Warrant Shares (or such other stock or securities) for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding-up.  Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

7.           Reservation of Stock.  The Company will at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and other similar Warrants.  All of the shares of Common Stock issuable upon exercise of this Warrant and other similar Warrants, when issued and delivered in accordance with the terms hereof and thereof, will be duly authorized, validly issued, fully paid and non-assessable, subject to no lien or other encumbrance other than restrictions on transfer arising under applicable securities laws and restrictions imposed by Section 3 hereof.

B-1-4

8.           Exchange of Warrants.  Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

9.           Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10.           Notices.  Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

11.           No Rights as Stockholder.  Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

12.           Representations of Registered Holder.  By acceptance of this Warrant, the Registered Holder hereby represents and acknowledges to the Company that:

(a)           this Warrant and the Warrant Shares are “restricted securities” as such term is used in the rules and regulations under the Securities Act and that such securities have not been and will not be registered under the Securities Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

(b)           the Registered Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

(c)           the Registered Holder is acquiring for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant and the Warrant Shares and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent the Registered Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws; and

(d)           the Company may affix one or more legends, including a legend in substantially the following form (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates representing Warrant Shares:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND THE ISSUER OF THESE SECURITIES HAS BEEN PROVIDED WITH AN OPINION OF LEGAL COUNSEL TO THE HOLDER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES TO THE EFFECT THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION UNDER SUCH LAWS.”

B-1-5

13.           No Fractional Shares.  No fractional shares will be issued in connection with any exercise hereunder.  In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one such share on the date of exercise, as determined in good faith by the Company’s Board of Directors.

14.           Group Modification.  This Warrant is one of multiple Series C Warrants issued by the Company pursuant to the Group Modification Agreement and the Merger Agreement.  Any waiver, modification or amendment applicable to all of the Series C Warrants or any exchange of the Series C Warrants for other securities (collectively, a “Group Warrant Modification”) shall be made if such Group Warrant Modification is approved, in writing, by the Company and the Holders of the Series C Warrants exercisable for more than fifty percent (50%) of the aggregate number of Warrant Shares issuable upon the exercise of all Series C Warrants (the “Majority Holders”).  Any Group Warrant Modification approved by the Company and the Majority Holders shall be binding on all Holders of the Series C Warrants, including the Holder of this Warrant.  For the purpose of this Warrant, approval of a Group Warrant Modification by the Company shall mean approval by the Board of Directors of the Company.

In order to effect any Group Warrant Modification approved by the Majority Holders, Holder agrees as follows:

Holder hereby makes, constitutes and appoints Tom Schaeffer and Mark E. Pape, and each of them, with the power to act without the other (the “Attorney-in-Fact”), the true and lawful attorney of Holder, with full power of substitution and full power and authority in Holder’s name, place and stead to date, execute and deliver for and on behalf of Holder in the name, place and stead of Holder and for the use and benefit of Holder: (i) any documents relating to a Group Warrant Modification approved by the Company and the Majority Holders and (ii) any other instruments and documents as the Attorney-in-Fact may deem necessary and appropriate in connection with the obligations and rights of Holder under this Warrant.

Holder hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing which may be necessary or convenient, in connection with the foregoing, as fully, to all intents and purposes, as Holder might or could do in connection with this Warrant hereby ratifying and confirming all that the Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.  Any such actions, which are approved by the Majority Holders, shall be binding on all Holders of the Series C Warrants, including the Holder of this Warrant.

This power of attorney granted hereby is irrevocable and coupled with an interest and shall not terminate on the disability of Holder, nor shall the authority of said Attorney-in-Fact to act pursuant hereto be affected or terminated by such disability.  Any person, firm or corporation shall be fully protected in relying upon this power of attorney unless and until actual notice of its revocation or actual notice of the death of Holder is received.  The rights, powers and authority of the Attorney-in-Fact herein granted shall commence and be in full force and effect on the date hereof, and such rights, powers and authority shall remain in full force and effect so long as this Warrant remains outstanding.

B-1-6

The Attorney-in-Fact shall submit for approval by the Majority Holders any proposed Group Warrant Modification recommended by the Company.  The Attorney-in-Fact shall submit any proposal for approval by the Majority Holders to each Holder of Series C Warrants via e-mail to such Holder’s e-mail address provided by such Holder to OryonTechnologies, LLC promptly after receipt of such proposal from the Company.  Any approval by the Majority Holders shall be evidenced by a written consent of the Majority Holders.  Such written consent may be executed in counterparts and must be received by the Attorney-in-Fact within five (5) days after submission of such proposal to the Holders of Series C Warrants unless an additional time period to return such consents is specified by the Attorney-in-Fact.  Any such consent shall be effective as of the date specified in the consent and shall be binding on all Holders of Series C Warrants regardless of whether any such Holders received notice of such proposal or consented to such proposal.  The Attorney-in-Fact shall promptly notify all Holders of Series C Warrants of any matter approved by the Majority Holders.

15.           Amendment or Waiver.  Any term of this Warrant may be amended or waived upon written consent of the Company and the Registered Holder.

16.           Headings.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

17.           Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

[Remainder of Page Intentionally Left Blank]

B-1-7

IN WITNESS WHEREOF, the Company has caused this Series C Warrant to be duly executed and delivered by its authorized officer as of the date first above written.

ORYON HOLDINGS, INC.,

a Nevada corporation

By:
Name:
Title:
Address:	4251 Kellway Circle
Addison, Texas 75001

ACKNOWLEDGED:

INITIAL HOLDER

By:
Attorney-in-Fact

B-1-8

EXHIBIT A

PURCHASE/EXERCISE FORM

To:           ORYON HOLDINGS, INC. Dated:_________________

The undersigned holder, pursuant to the provisions set forth in the attached Series C Warrant No.        , hereby exercises the right to purchase _________________ shares of Common Stock covered by such Warrant.  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

The undersigned holder shall pay the aggregate Purchase Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

The undersigned holder acknowledges that it has reviewed the representations and warranties contained in Section 12 of the Warrant and by its signature below hereby makes such representations and warranties to the Company.

The undersigned holder further acknowledges that it has reviewed that certain Agreement and Plan of Merger, dated as of March 9, 2012, among the Company, Oryon Merger Sub, LLC, and OryonTechnologies, LLC (as amended from time to time) and agrees to be bound by such provisions.

Signature:
Name (print):
Title (if applic.)
Company (if applic.):

B-1-9

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, to:

Name of Assignee	Address/Fax Number	No. of Shares

Dated:	Signature:

Witness:

B-1-10

EXHIBIT B-2

FORM OF SERIES A WARRANT

B-2-1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND THE ISSUER OF THESE SECURITIES HAS BEEN PROVIDED WITH AN OPINION OF LEGAL COUNSEL TO THE HOLDER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES TO THE EFFECT THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION UNDER SUCH LAWS.

Series A Warrant No. __________________	Number of Shares: _______
Date of Issuance: _________, 2012 (subject to adjustment)

ORYON HOLDINGS, INC.
A NEVADA CORPORATION

SERIES A WARRANT

Oryon Holdings, Inc., a Nevada corporation (the “Company”), for value received, hereby certifies that [___] (the “Initial Holder”), or its registered assigns (the Initial Holder or such registered assigns shall be referred to as the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time on or after the Exercise Date and on or before the Expiration Date, up to [___] shares (the “Warrant Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), at a purchase price of $0.75 per share (the “Purchase Price”).  The number of shares of Warrant Shares and the Purchase Price may be adjusted from time to time pursuant to the provisions of this Warrant.  As used herein, “Exercise Date” means any date after the date hereof and prior to the Expiration Date on which the Registered Holder elects by written notice to the Company to exercise this Warrant.

1.           Exercise.

(a)           Manner of Exercise.  This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Shares purchased upon such exercise.  The Purchase Price may be paid by cash, check, or wire transfer in immediately available funds, or where permitted by law and provided that a public market for the Common Stock exists, through a “same day sale” commitment from the Registered Holder and a broker-dealer that is a member of the Financial Industry Regulatory Authority of Securities Dealers (a “FINRA Dealer”), whereby the Registered Holder irrevocably elects to exercise this Warrant and to sell a portion of the Warrant Shares so purchased to pay for the Purchase Price directly to the Company.

(b)           Effective Time of Exercise.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above.  At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c)           Delivery to Holder.  As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within five (5) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

B-2-2

                 (i)           a certificate or certificates for the number of shares of Warrant Shares to which such Registered Holder shall be entitled, and

(ii)           in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) above.

2.           Adjustments.

(a)           Stock Splits and Dividends.  If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, then the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.  If outstanding shares of Common Stock shall be combined into a smaller number of shares, then the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.  When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(b)           Reclassification, Etc.  In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 2; and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

(c)           Adjustment Certificate.  When any adjustment is required to be made in the Warrant Shares or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment, and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

3.           Transfers.

(a)           Unregistered Security.  This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold, pledged, distributed, offered for sale, transferred or otherwise disposed of in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration or qualification is not required.  Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b)           Transferability.  Subject to the provisions of Section 3(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

(c)           Warrant Register.  The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant.  Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

B-2-3

4.           No Impairment.  The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 11 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

5.           Termination.  This Warrant (and the right to purchase securities upon exercise hereof) shall terminate [five (5)] years from the date of issuance of this Warrant (the “Expiration Date”).

6.           Notices of Certain Transactions.  In the event:

(a)           the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b)           of any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right or (ii) the effective date on which such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Shares shall be entitled to exchange their shares of Warrant Shares (or such other stock or securities) for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding-up.  Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

7.           Reservation of Stock.  The Company will at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and other similar Warrants.  All of the shares of Common Stock issuable upon exercise of this Warrant and other similar Warrants, when issued and delivered in accordance with the terms hereof and thereof, will be duly authorized, validly issued, fully paid and non-assessable, subject to no lien or other encumbrance other than restrictions on transfer arising under applicable securities laws and restrictions imposed by Section 3 hereof.

8.           Exchange of Warrants.  Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

9.           Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

B-2-4

10.           Notices.  Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

11.           No Rights as Stockholder.  Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

12.           Representations of Registered Holder.  By acceptance of this Warrant, the Registered Holder hereby represents and acknowledges to the Company that:

(a)           this Warrant and the Warrant Shares are “restricted securities” as such term is used in the rules and regulations under the Securities Act and that such securities have not been and will not be registered under the Securities Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

(b)           the Registered Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

(c)           the Registered Holder is acquiring for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant and the Warrant Shares and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent the Registered Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws; and

(d)           the Company may affix one or more legends, including a legend in substantially the following form (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates representing Warrant Shares:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND THE ISSUER OF THESE SECURITIES HAS BEEN PROVIDED WITH AN OPINION OF LEGAL COUNSEL TO THE HOLDER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES TO THE EFFECT THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION UNDER SUCH LAWS.”

13.           No Fractional Shares.  No fractional shares will be issued in connection with any exercise hereunder.  In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one such share on the date of exercise, as determined in good faith by the Company’s Board of Directors.

B-2-5

14.           Group Modification.  This Warrant is one of multiple Series A Warrants issued by the Company. Any waiver, modification or amendment applicable to all of the Series A Warrants or any exchange of the Series A Warrants for other securities (collectively, a “Group Warrant Modification”) shall be made if such Group Warrant Modification is approved, in writing, by the Company and the Holders of the Series A Warrants exercisable for more than fifty percent (50%) of the aggregate number of Warrant Shares issuable upon the exercise of all Series A Warrants (the “Majority Holders”).  Any Group Warrant Modification approved by the Company and the Majority Holders shall be binding on all Holders of the Series A Warrants, including the Holder of this Warrant.  For the purpose of this Warrant, approval of a Group Warrant Modification by the Company shall mean approval by the Board of Directors of the Company.

In order to effect any Group Warrant Modification approved by the Majority Holders, Holder agrees as follows:

Holder hereby makes, constitutes and appoints Tom Schaeffer and Mark E. Pape, and each of them, with the power to act without the other (the “Attorney-in-Fact”), the true and lawful attorney of Holder, with full power of substitution and full power and authority in Holder’s name, place and stead to date, execute and deliver for and on behalf of Holder in the name, place and stead of Holder and for the use and benefit of Holder: (i) any documents relating to a Group Warrant Modification approved by the Company and the Majority Holders and (ii) any other instruments and documents as the Attorney-in-Fact may deem necessary and appropriate in connection with the obligations and rights of Holder under this Warrant.

Holder hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing which may be necessary or convenient, in connection with the foregoing, as fully, to all intents and purposes, as Holder might or could do in connection with this Warrant hereby ratifying and confirming all that the Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.  Any such actions, which are approved by the Majority Holders, shall be binding on all Holders of the Series A Warrants, including the Holder of this Warrant.

This power of attorney granted hereby is irrevocable and coupled with an interest and shall not terminate on the disability of Holder, nor shall the authority of said Attorney-in-Fact to act pursuant hereto be affected or terminated by such disability.  Any person, firm or corporation shall be fully protected in relying upon this power of attorney unless and until actual notice of its revocation or actual notice of the death of Holder is received.  The rights, powers and authority of the Attorney-in-Fact herein granted shall commence and be in full force and effect on the date hereof, and such rights, powers and authority shall remain in full force and effect so long as this Warrant remains outstanding.

The Attorney-in-Fact shall submit for approval by the Majority Holders any proposed Group Warrant Modification recommended by the Company.  The Attorney-in-Fact shall submit any proposal for approval by the Majority Holders to each Holder of Series A Warrants via e-mail to such Holder’s e-mail address provided by such Holder on such Holder’s subscription agreement for the purchase of common stock of the Company promptly after receipt of such proposal from the Company.  Any approval by the Majority Holders shall be evidenced by a written consent of the Majority Holders.  Such written consent may be executed in counterparts and must be received by the Attorney-in-Fact within five (5) days after submission of such proposal to the Holders of Series A Warrants unless an additional time period to return such consents is specified by the Attorney-in-Fact.  Any such consent shall be effective as of the date specified in the consent and shall be binding on all Holders of Series A Warrants regardless of whether any such Holders received notice of such proposal or consented to such proposal.  The Attorney-in-Fact shall promptly notify all Holders of Series A Warrants of any matter approved by the Majority Holders.

15.           Amendment or Waiver.  Any term of this Warrant may be amended or waived upon written consent of the Company and the Registered Holder.

16.           Headings.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

B-2-6

17.           Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

[Remainder of Page Intentionally Left Blank]

B-2-7

IN WITNESS WHEREOF, the Company has caused this Series A Warrant to be duly executed and delivered by its authorized officer as of the date first above written.

         ORYON HOLDINGS, INC.,

          a Nevada corporation

By:
Name:
Title:
Address:	4251 Kellway Circle
Addison, Texas 75001

ACKNOWLEDGED:
INITIAL HOLDER
By:
Attorney-in-Fact

B-2-8

EXHIBIT A

PURCHASE/EXERCISE FORM

To:           ORYON HOLDINGS, INC. Dated:_________________

The undersigned holder, pursuant to the provisions set forth in the attached Series A Warrant No.           , hereby exercises the right to purchase __________ shares of Common Stock covered by such Warrant.  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

The undersigned holder shall pay the aggregate Purchase Price in the sum of $__________ to the Company in accordance with the terms of the Warrant.

The undersigned holder acknowledges that it has reviewed the representations and warranties contained in Section 12 of the Warrant and by its signature below hereby makes such representations and warranties to the Company.

Signature:
Name (print):
Title (if applic.)
Company (if applic.):

B-2-9

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, to:

Name of Assignee	Address/Fax Number	No. of Shares

Dated:	Signature:

Witness:

B-2-10

EXHIBIT C

TEXAS CERTIFICATE OF MERGER

CERTIFICATE OF MERGER

OF

ORYONTECHNOLOGIES, LLC,
A TEXAS LIMITED LIABILITY COMPANY

WITH AND INTO

ORYON MERGER SUB, LLC,
A TEXAS LIMITED LIABILITY COMPANY

Pursuant to the provisions of Section 10.151 of the Texas Business Organizations Code (the “TBOC”), OryonTechnologies, LLC, a limited liability company organized under and governed by the laws of the State of Texas (“Oryon”), and Oryon Merger Sub, LLC, a limited liability company organized under and governed by the laws of the State of Texas (“Merger Sub”), hereby execute and adopt the following Certificate of Merger this __ day of ________, 2012 and certify that:

FIRST: The name, jurisdiction of organization and file number of each of the constituent entities of the merger is as follows:

Name	Jurisdiction of Organization	File Number
OryonTechnologies, LLC	Texas	800356523
Oryon Merger Sub, LLC	Texas	801523772

SECOND:  An Agreement and Plan of Merger, dated as of March 9, 2012 (the “Plan of Merger”), has been approved, adopted, certified, executed, and acknowledged by each of the constituent entities in accordance with the requirements of the laws of the State of Texas and each such constituent entity’s constituent documents.

THIRD:  The Plan of Merger contemplates that Oryon will merge (the “Merger”) with and into Merger Sub, with Merger Sub continuing as the surviving entity.  The name of the surviving entity is OryonTechnologies, LLC, a Texas limited liability company.

FOURTH:  The Merger will become effective on the date that this Certificate of Merger is accepted by the Secretary of State of the State of Texas (the “Effective Time”).

FIFTH:  The Amended and Restated Certificate of Formation (the “Restated Certificate”) of Oryon will be the Certificate of Formation of the surviving entity.  The Plan of Merger effected amendments to the Articles of Organization of Oryon (the “Original Articles”).  The amendments to the Original Articles are stated below:

1. The Original Articles are hereby amended by the Restated Certificate to (a) amend and restate Article One to restate the name of the Company and type of entity; (b) delete Article Two of the Original Articles as Article I of the Restated Certificate regarding the duration of the Company; (c) amend and restate Article Three of the Original Articles as Article II of the Restated Certificate to restate the purpose of the Company; (d) amend and restate Article Four of the Original Articles as Article III of the Restated Certificate to restate the registered office and registered agent of the Company; (e) delete Article Five of the Original Articles; (f) amend and restate Article Six of the Original Articles as Article III of the Restated Certificate to provide that the Company shall be member managed; (g) delete Article Seven of the Original Articles; (h) amend and restate Article Eight of the original Certificate as Article V of the Restated Certificate to restate the provision regarding member action by written consent; (i) amend and restate Article Nine of the Original Articles as Article VI of the Restated Certificate regarding personal liability of directors and indemnification; (j) delete Articles Ten and Eleven of the Original Articles; and (k) add Article VII of the Restated Certificate regarding member vote on certain matters.

2. The Amended and Restated Certificate of Formation of the surviving entity is attached hereto.

SIXTH:  The executed Plan of Merger is on file at 4251 Kellway Circle, Addison, Texas 75001, the address of the principal place of business of the surviving entity.

SEVENTH:  A copy of the Plan of Merger will be furnished by the surviving entity, on request and without cost, to any member of Oryon or Merger Sub.

EIGHTH:  No new domestic filing entity will be created under the Plan of Merger.

NINTH:  Pursuant to Article I, Section 1.1 of the Plan of Merger, Merger Sub, as the surviving entity, will be responsible for the payment of all franchise taxes and other fees due and payable and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Certificate of Merger to be executed as of the date first above written.

ORYONTECHNOLOGIES, LLC

By:
Tom Schaeffer, President

ORYON MERGER SUB, LLC

By:
Crystal Coranes, President

EXHIBIT D

CAPITALIZATION TABLE

D-1

EXHIBIT E

CONVERSION OF ORYONTECHNOLOGIES, LLC MEMBERSHIP UNITS AND NOTES

E-1

EXHIBIT F

CALCULATION OF CONTINGENT SHARES

Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement and Plan of Merger among Oryon Holdings, Inc., Oryon Merger Sub, LLC and OryonTechnologies, LLC dated March 9, 2012.  The right to receive Contingent Shares will be issued to the Company Members pursuant to the Merger, to the Series C Holders pursuant to a certain Group Modification Agreement, to Tom Schaeffer with respect to shares of common stock held by him and to any purchasers of equity or convertible securities during the period nine (9) months from the Closing Date (“Financing Period”), other than purchasers of securities pursuant to the Financing.  All such holders of the right to receive Contingent Shares are collectively referred to as the “Rights Holders.”  The aggregate number of Contingent Shares issuable to the Rights Holders will be determined as follows:

A =
The total percentage ownership of Parent to be held by the stockholders of Parent (other than Tom Schaeffer) immediately prior to the Closing and the investors who purchased Parent Common Stock and warrants under the Financing (collectively, the “Non-Oryon Stockholders”) if the full $2 million Financing is not fully funded during the Financing Period.

B =	The amount of the proceeds of the Financing received by the Company during the Financing Period.

C =
The total number of outstanding Parent Common Stock plus the number of shares of common stock issuable upon conversion of the Series C Notes at the end of the Financing Period (excluding shares reserved for issuance or exercise of options or warrants).

D =	The aggregate number of Contingent Shares to be issued.

E =	Factor = (0.000000125).

F =	Total number of shares issued to the Non-Oryon Stockholders as of the end of the Financing Period.

G =	The total number of Parent Common Stock to be owned by the Rights Holders assuming full conversion of all Series C Notes before giving effect to issuance of any Contingent Shares.

H =	The total number of Parent Common Stock that would be owned by the Rights Holders assuming full conversion of all Series C Notes after giving effect to the issuance of Contingent Shares.

A = E times B; C = F divided by A; H = C minus F; D = H minus G

F-1

Example:

Assume that the total amount of proceeds from the Financing Equals $500,000.  The total shares owned by the investors would be 1,000,000 and the total shares owned by the original Parent stockholders would be 13,000,000 for a total owned by Non-Oryon Stockholders of 14,000,000.  Then:

F (14,000,000) / (E(0.000000125) x B ($500,000)) = C (224,000,000)

Total shares after issuance of Conversion Shares

C (224,000,000) – F (14,000,000) = H (210,000,000)

Total shares of the Company that would be owned by the Rights Holders

H (210,000,000) – G (44,149,800) = D (165,850,200)

Aggregate number of Contingent Shares to be issued to the Rights Holders

F-2

EXHIBIT G-1

FORM OF INDEMNIFICATION AGREEMENT

(PARENT DIRECTORS)

G-1-1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as of ____________, 2012, is made by and between Oryon Holdings, Inc., a Nevada corporation (the “Company”), and the undersigned, who is either a director or an officer of the Company (the “Indemnitee”), with this Agreement to be deemed effective as of the date that the Indemnitee first became a director or an officer of the Company.

RECITALS

A.           The Company is aware that competent and experienced persons are reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and indemnification, due to the exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers.

B.           The Board of Directors of the Company (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as officers or directors of the Company, it is necessary for the Company contractually to indemnify certain of such persons and to assume for itself maximum liability for expenses and damages in connection with claims against such persons in connection with their service to the Company.

C.           Section 7502 of the Nevada Revised Statutes, under which the Company is organized (“Section 7502”), empowers the Company to indemnify by agreement its present and former officers and directors and persons who serve, at the request of the Company, as directors or officers of other corporations, partnerships, limited liability companies, joint ventures, trusts, or other enterprises and expressly provides that the indemnification provided by Section 7502 is not exclusive.

D.           The Company desires and has requested the Indemnitee to serve or continue to serve as a director or an officer of the Company free from undue concern for claims for damages arising out of or related to such services to the Company.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Definitions.

            1.1           Agent.  For the purposes of this Agreement, “agent” of the Company means any person who is or was a director or an officer of the Company or a subsidiary of the Company; or is or was serving at the request of the Company or a subsidiary of the Company as a director or an officer of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, or other enterprise or an affiliate of the Company.  The term “enterprise” includes any employee benefit plan of the Company, its subsidiaries, affiliates, and predecessor entities.

        1.2           Change in Control.  A “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the outstanding securities of the Company, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve (x) a merger or consolidation of the Company with any other entity (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately

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after such merger or consolidation), (y) a plan of complete liquidation of the Company or (z) an agreement or agreements for the sale or disposition, in a single transaction or series of related transactions, by the Company of all or substantially all of the property and assets of the Company.  Notwithstanding the foregoing, events otherwise constituting a Change in Control in accordance with the foregoing shall not constitute a Change in Control if such events are solicited by the Company and are approved, recommended or supported by the Board of Directors of the Company in actions taken prior to, and with respect to, such events.

        1.3           Company.  For purposes of this Agreement, the “Company” includes, in addition to the resulting corporation, any constituent corporation, limited liability company, partnership, joint venture, trust or other entity (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or an officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or an officer of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        1.4           Expenses.  For the purposes of this Agreement, “expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, or appeal of a proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement, Section 7502 or otherwise; provided, however, that expenses shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a proceeding.

        1.5           Fines.  For purposes of this Agreement, references to “fines” includes any excise taxes assessed on a person with respect to any employee benefit plan.

        1.6           Liabilities.  For purposes of this Agreement, “liabilities” means judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement in connection with a proceeding.

                              1.7           Other Enterprises.  For purposes of this Agreement, “other enterprises” includes employee benefit plans.

        1.8           Proceeding.  For the purposes of this Agreement, “proceeding” means any threatened, pending, or completed action, suit, or other proceeding, whether civil, criminal, administrative, or investigative.

                              1.9           Subsidiary.  For purposes of this Agreement, “subsidiary” means any corporation, limited liability company, partnership, joint venture, trust or other entity of which more than fifty percent (50%) of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more of its subsidiaries, or by one or more of the Company’s subsidiaries.

                             1.10           Serving at the Request of the Company.  For purposes of this Agreement, “serving at the request of the Company” includes any service as a director or an officer of the Company that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.  Any person serving as a manager or officer of OryonTechnologies, LLC immediately prior to the merger of OryonTechnologies, LLC with and into the Company’s subsidiary, Oryon Merger Sub, LLC (the “Merger”) shall be deemed to have served in such position at the request of the Company for the purpose of being entitled to indemnification under this Agreement.  The Company hereby assumes all indemnification obligations of OryonTechnologies, LLC to Indemnitee under the regulations of OryonTechnologies, LLC in effect immediately prior to the Merger.  In no event shall the Merger be deemed to eliminate, reduce or modify in any manner adverse to Indemnitee any indemnification obligation of OryonTechnologies, LLC to such Indemnitee.

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        2.          Agreement to Serve.  The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at the will of the Company (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of the Company, faithfully and to the best of his ability, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the charter documents of the Company or any subsidiary of the Company; provided, however, that the Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that the Indemnitee may have assumed apart from this Agreement), and the Company and any subsidiary shall have no obligation under this Agreement to continue the Indemnitee in any such position.

3.           Directors’ and Officers’ Insurance.  The Company shall, to the extent that the Board determines it to be economically reasonable, maintain a policy of directors’ and officers’ liability insurance (“D&O Insurance”), on such terms and conditions as may be approved by the Board.

4.           Mandatory Indemnification.  Subject to Section 9 below, the Company shall indemnify the Indemnitee:

4.1           Third-Party Actions.  If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (except an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all expenses and liabilities of any type whatsoever incurred by the Indemnitee in connection with such proceeding if (a) the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful or (b) the Indemnitee, if a director or an officer of the Company, did not act or fail to act in a manner that constituted a breach of the Indemnitee’s fiduciary duties as a director or an officer or such Indemnitee’s breach of those duties did not involve intentional misconduct, fraud, or a knowing violation of law; and

4.2           Derivative Actions.  If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all expenses and liabilities incurred by the Indemnitee in connection with such proceeding if (a) the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company or (b) the Indemnitee, if a director or an officer of the Company, did not act or fail to act in a manner that constituted a breach of the Indemnitee’s fiduciary duties as a director or an officer or such Indemnitee breach of those duties involved intentional misconduct, fraud, or a knowing violation of law; except that no indemnification under this subsection shall be made in respect of any claim, issue, or matter as to which the Indemnitee shall have been adjudged by a court of competent jurisdiction, after the exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which such proceeding was brought or another court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonable entitled to indemnity for such expenses as the court deems proper; and

4.3           Exception for Amounts Covered by Insurance.  Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such have been paid to the Indemnitee by D&O Insurance.

5.           Partial Indemnification and Contribution.

5.1           Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever incurred by the Indemnitee in connection with a proceeding but is not entitled, however, to indemnification for all of the total amount thereof, then the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled to indemnification.

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5.2           Contribution.  If the Indemnitee is not entitled to the indemnification provided in Section 4 for any reason other than the statutory limitations set forth in the Nevada Corporations Code, then in respect of proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of expenses and liabilities paid or payable by the Indemnitee in such proportion as is appropriate to reflect (a) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose and (b) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events that resulted in such expenses, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines, or settlement amounts.  The Company agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

6.           Mandatory Advancement of Expenses.

6.1           Advancement.  Subject to Section 9 below, the Company shall pay as incurred and in advance of the final disposition of a civil or criminal proceeding all expenses incurred by the Indemnitee in connection with defending any such proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company or by reason of anything done or not done by the Indemnitee in any such capacity.  The Indemnitee hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately by determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Articles of Incorporation or Bylaws of the Company, the Nevada Revised Statutes, or otherwise.  The advances to be made hereunder shall be paid by the Company to the Indemnitee within thirty (30) days following delivery of a written request therefor by the Indemnitee to the Company.

6.2           Exception.  Notwithstanding the foregoing provisions of this Section 6, the Company shall not be obligated to advance any expenses to the Indemnitee arising from a lawsuit filed directly by the Company against the Indemnitee if an absolute majority of the members of the Board reasonably determines in good faith, within thirty (30) days of the Indemnitee’s request to be advanced expenses, that the facts known to them at the time such determination is made demonstrate clearly and convincingly that the Indemnitee acted in bad faith.  If such a determination is made, the Indemnitee may have such decision reviewed in the manner set forth in Section 8.5 hereof, with all references therein to “indemnification” being deemed to refer to “advancement of expenses,” and the burden of proof shall be on the Company to demonstrate clearly and convincingly that, based on the facts known at the time, the Indemnitee acted in bad faith.  The Company may not avail itself of this Section 6.2 as to a given lawsuit if, at any time after the occurrence of the activities or omissions that are the primary focus of the lawsuit, the Company has undergone a change in control.  For this purpose, a “change in control” shall mean a given person of group of affiliated persons or groups increasing their beneficial ownership interest in the Company by at least twenty (20) percentage points without advance Board approval.

7.           Notice and Other Indemnification Procedures.

7.1           Notification.  Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

7.2           Insurance.  If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7.1 hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such D&O Insurance policies.

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7.3           Defense.  In the event the Company shall be obligated to advance the expenses for any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (a) the Indemnitee shall have the right to employ the Indemnitee’s own counsel in any such proceeding at the Indemnitee’s expense; (b) the Indemnitee shall have the right to employ the Indemnitee’s own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice, and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (c) if (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

8.           Determination of Right to Indemnification.

8.1           Success on Merits.  To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 4.1 or 4.2 of this Agreement or in the defense of any claim, issue, or matter described therein, the Company shall indemnify the Indemnitee against expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, or appeal of such proceeding, or such claim, issue, or matter, as the case may be.

8.2           Proof by Company.  In the event that Section 8.1 is inapplicable, or does not apply to the entire proceeding, the Company shall nonetheless indemnify the Indemnitee unless the Company shall prove by clear and convincing evidence to a forum listed in Section 8.4 below that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

8.3           Termination of Proceeding.  The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere its equivalent, does not, of itself, create a presumption that a person (a) did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, (b) with respect to any criminal action or proceeding, that the person had reasonable cause to believe that the person’s conduct was unlawful, or (c) the person’s act or failure to act constituted a breach of the person’s fiduciary duties as a director or an officer or the person’s breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.

8.4           Applicable Forums.  The Indemnitee shall be entitled to select the forum in which the validity of the Company’s claim under Section 8.2 hereof that the Indemnitee is not entitled to indemnification will be heard from among the following, except that the Indemnitee can select a forum consisting of the stockholders of the Company only with the approval of the Company and, if the Indemnitee is a director or an officer at the time of such determination, the determination shall be made in accordance with (a), (b), (c) or (d) below at the election of the Company:

(a)           A majority vote of the directors who are not parties to the proceeding for which indemnification is being sought even though less than a quorum;

(b)           By a committee of directors who are not parties to the proceeding for which indemnification is being sought designated by a majority vote of such directors, even though less than a quorum;

(c)           If there are no directors who are not parties to the proceeding for which indemnification is sought, or if such directors so direct, by independent legal counsel in a written opinion;

(d)           The vote or consent of the stockholders of the Company holding the requisite voting power to approve an action at a meeting of the stockholders;

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(e)           A panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected; or

(f)           A court having jurisdiction of subject matter and the parties.

8.5           Submission.  As soon as practicable, and in no event later than thirty (30) days after the forum has been selected pursuant to Section 8.4 above, the Company shall, at its own expense, submit to the selected forum its claim that the Indemnitee is not entitled to indemnification, and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

8.6           Appeals.  If the forum selected in accordance with Section 8.4 hereof is not a court, then after the final decision of such forum is rendered, the Company or the Indemnitee shall have the right to apply to a court of Nevada, the court in which the proceeding giving rise to the Indemnitee’s claim for indemnification is or was pending, or any other court of competent jurisdiction, for the purpose of appealing the decision of such forum, provided that such right is executed within sixty (60) days after the final decision of such forum is rendered.  If the forum selected in accordance with Section 8.4 hereof is a court, then the rights of the Company or the Indemnitee to appeal any decision of such court shall be governed by the applicable laws and rules governing appeals of the decision of such court.

8.7           Expenses for Interpretation.  Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of the Indemnitee in any such proceeding was frivolous or not made in good faith.

8.8           Effect of Change in Control.  If there has not been a Change in Control after the date of this Agreement, the determination of (i) the rights of Indemnitee to indemnification and payment of expenses under this Agreement or under the provisions of the Articles and the Bylaws; (ii) standard of conduct; and (iii) evaluation of the reasonableness of amounts claimed by Indemnitee shall be in accordance with Section 8.4 or such other body or persons as may be permitted by the Nevada Revised Statutes.  If there has been a Change in Control after the date of this Agreement, such determination and evaluation shall be made by a special, independent counsel who is selected by Indemnitee and approved by the Company, which approval shall not be unreasonably withheld, and who has not otherwise performed services for Indemnitee or the Company.

9.           Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement in the following circumstances:

9.1           Claims Initiated by Indemnitee.  To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings specifically authorized by the Board or brought to establish or enforce a right to indemnification and/or advancement of expenses arising under this Agreement, the charter documents of the Company or any subsidiary, or any statute or law or otherwise, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or

9.2           Unauthorized Settlements.  To indemnify the Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld; or

9.3           Securities Law Actions.  To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local statutory law; or

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9.4           Unlawful Indemnification.  To indemnify the Indemnitee if a final decision by a court having jurisdiction in the mater shall determine that such indemnification is not lawful.  In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication.

10.           Non-Exclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights that the Indemnitee may have under any provision of law, the Company’s Articles of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to action in the Indemnitee’s official capacity and to action in another capacity while occupying the Indemnitee’s position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors, and administrators of the Indemnitee.

11.           General Provisions.

11.1           Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.

11.2           Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, then: (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable and to give effect to Section 11.1 hereof.

11.3           Modification and Waiver.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

11.4           Subrogation.  In the event of full payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary or desirable to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

11.5           Counterparts.  This Agreement may be executed in one or more counterparts, which shall together constitute one agreement.

11.6           Successors and Assigns.  The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or an officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

11.7           Notice.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given if (a) delivered by hand and receipted for by the party addressee or (b) mailed by certified or registered mail, with postage prepaid, on the third business day after the mailing date.  Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

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11.8           Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Nevada, as applied to contracts between Nevada residents entered into and to be performed entirely within Nevada.

11.9           Consent to Jurisdiction.  The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the state of Nevada for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

11.10           Attorneys’ Fees.  In the event Indemnitee is required to bring any action to enforce rights under this Agreement (including, without limitation, the expenses of any proceeding described in Section 4), the Indemnitee shall be entitled to all reasonable fees and expenses in bringing and pursuing such action, unless a court of competent jurisdiction finds each of the material claims of the Indemnitee in any such action was frivolous and not made in good faith.

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IN WITNESS WHEREOF, the parties hereto have entered into this Indemnification Agreement effective as of the date first written above.

ORYON HOLDINGS, INC.

By:

Name:

Title:

Address:	4251 Kellway Circle

Addison, Texas 75001

INDEMNITEE:

By:

Printed Name:

Address:

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EXHIBIT G-2

FORM OF INDEMNIFICATION AGREEMENT

(FORMER MANAGERS)

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INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as of _________, 2012, is made by and between Oryon Holdings, Inc., a Nevada corporation (the “Company”), and the undersigned, who is either a former manager or former officer of the Company (the “Indemnitee”).

RECITALS

A.           The Company is a party to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 9, 2012, by and among the Company, Oryon Merger Sub, LLC, a wholly-owned subsidiary of the Company and OryonTechnologies, LLC, a Texas limited liability company.  The Merger Agreement provides for the merger of OryonTechnologies, LLC with and into Oryon Merger Sub, LLC (the “Merger”).

B.           Pursuant to the Merger Agreement, the Company has agreed to enter into this Agreement to indemnify certain of such persons and to assume for itself maximum liability for expenses and damages in connection with claims against such persons in connection with their prior service to OryonTechnologies, LLC (the “Predecessor”) as a predecessor to the Company.

C.           Section 7502 of the Nevada Revised Statutes, under which the Company is organized (“Section 7502”), empowers the Company to indemnify by agreement its present and former officers and directors and persons who serve, at the request of the Company, as directors or officers of other corporations, partnerships, limited liability companies, joint ventures, trusts, or other enterprises and expressly provides that the indemnification provided by Section 7502 is not exclusive.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Definitions.

1.1           Agent.  For the purposes of this Agreement, “agent” of the Predecessor means any person who is or was a manager or an officer of the Predecessor or a subsidiary of the Predecessor; or is or was serving at the request of the Predecessor or a subsidiary of the Predecessor as a director, manager or an officer of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, or other enterprise or an affiliate of the Predecessor immediately prior to the Effective Time of the Merger.  The term “enterprise” includes any employee benefit plan of the Company, its subsidiaries, affiliates, and predecessor entities.

1.2           Change in Control.  A “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the outstanding securities of the Company, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve (x) a merger or consolidation of the Company with any other entity (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), (y) a plan of complete liquidation of the Company or (z) an agreement or agreements for the sale or disposition, in a single transaction or series of related transactions, by the Company of all or substantially all of the property and assets of the Company.  Notwithstanding the foregoing, events otherwise

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constituting a Change in Control in accordance with the foregoing shall not constitute a Change in Control if such events are solicited by the Company and are approved, recommended or supported by the Board of Directors of the Company in actions taken prior to, and with respect to, such events.

1.3           Company.  For purposes of this Agreement, the “Company” includes, in addition to the resulting corporation, any constituent corporation, limited liability company, partnership, joint venture, trust or other entity (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or an officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or an officer of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

1.4           Expenses.  For the purposes of this Agreement, “expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, or appeal of a proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement, Section 7502 or otherwise; provided, however, that expenses shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a proceeding.

1.5           Fines.  For purposes of this Agreement, references to “fines” includes any excise taxes assessed on a person with respect to any employee benefit plan.

1.6           Liabilities.  For purposes of this Agreement, “liabilities” means judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement in connection with a proceeding.

1.7           Other Enterprises.  For purposes of this Agreement, “other enterprises” includes employee benefit plans.

1.8           Proceeding.  For the purposes of this Agreement, “proceeding” means any threatened, pending, or completed action, suit, or other proceeding, whether civil, criminal, administrative, or investigative.

1.9           Subsidiary.  For purposes of this Agreement, “subsidiary” means any corporation, limited liability company, partnership, joint venture, trust or other entity of which more than fifty percent (50%) of the outstanding voting securities is owned directly or indirectly by the Predecessor, by the Predecessor and one or more of its subsidiaries, or by one or more of the Predecessor’s subsidiaries.

1.10           Serving at the Request of the Predecessor.  For purposes of this Agreement, “serving at the request of the Predecessor” includes any service as a director, manager or an officer of the Predecessor that imposes duties on, or involves services by, such director, manager or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Predecessor” as referred to in this Agreement.  Any person serving as a manager or officer of the Predecessor immediately prior to the Merger shall be deemed to have served in such position at the request of the Predecessor for the purpose of being entitled to indemnification under this Agreement.  The Company hereby assumes all indemnification obligations of the Predecessor to Indemnitee under the regulations of the Predecessor in effect immediately prior to the Merger.  In no event shall the Merger be deemed to eliminate, reduce or modify in any manner adverse to Indemnitee any indemnification obligation of the Predecessor to such Indemnitee.

2.           Mandatory Indemnification.  Subject to Section 7 below, the Company shall indemnify the Indemnitee:

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2.1           Third-Party Actions.  If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (except an action by or in the right of the Predecessor) by reason of the fact that the Indemnitee is or was an agent of the Predecessor, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all expenses and liabilities of any type whatsoever incurred by the Indemnitee in connection with such proceeding if (a) the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Predecessor and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful or (b) the Indemnitee, if a manager or an officer of the Predecessor, did not act or fail to act in a manner that constituted a breach of the Indemnitee’s fiduciary duties as a manager or an officer or such Indemnitee’s breach of those duties did not involve intentional misconduct, fraud, or a knowing violation of law; and

2.2           Derivative Actions.  If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Predecessor  or the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an agent of the Predecessor, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all expenses and liabilities incurred by the Indemnitee in connection with such proceeding if (a) the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Predecessor or (b) the Indemnitee, if a director or an officer of the Company, did not act or fail to act in a manner that constituted a breach of the Indemnitee’s fiduciary duties as a manager or an officer or such Indemnitee breach of those duties involved intentional misconduct, fraud, or a knowing violation of law; except that no indemnification under this subsection shall be made in respect of any claim, issue, or matter as to which the Indemnitee shall have been adjudged by a court of competent jurisdiction, after the exhaustion of all appeals therefrom, to be liable to the Predecessor or for amounts paid in settlement to the Predecessor, unless and only to the extent that the court in which such proceeding was brought or another court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonable entitled to indemnity for such expenses as the court deems proper; and

2.3           Exception for Amounts Covered by Insurance.  Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such have been paid to the Indemnitee by any insurance purchased by the Company.

3.           Partial Indemnification and Contribution.

3.1           Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever incurred by the Indemnitee in connection with a proceeding but is not entitled, however, to indemnification for all of the total amount thereof, then the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled to indemnification.

3.2           Contribution.  If the Indemnitee is not entitled to the indemnification provided in Section 2 for any reason other than the statutory limitations set forth in the Nevada Corporations Code, then in respect of proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of expenses and liabilities paid or payable by the Indemnitee in such proportion as is appropriate to reflect (a) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose and (b) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events that resulted in such expenses, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines, or settlement amounts.  The Company agrees that it would not be just and equitable if contribution pursuant to this Section 3 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

4.           Mandatory Advancement of Expenses.

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4.1           Advancement.  Subject to Section 7 below, the Company shall pay as incurred and in advance of the final disposition of a civil or criminal proceeding all expenses incurred by the Indemnitee in connection with defending any such proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Predecessor or by reason of anything done or not done by the Indemnitee in any such capacity.  The Indemnitee hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately by determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Articles of Incorporation or Bylaws of the Company, the Nevada Revised Statutes, or otherwise.  The advances to be made hereunder shall be paid by the Company to the Indemnitee within thirty (30) days following delivery of a written request therefor by the Indemnitee to the Company.

4.2           Exception.  Notwithstanding the foregoing provisions of this Section 4, the Company shall not be obligated to advance any expenses to the Indemnitee arising from a lawsuit filed directly by the Company against the Indemnitee if an absolute majority of the members of the Board reasonably determines in good faith, within thirty (30) days of the Indemnitee’s request to be advanced expenses, that the facts known to them at the time such determination is made demonstrate clearly and convincingly that the Indemnitee acted in bad faith.  If such a determination is made, the Indemnitee may have such decision reviewed in the manner set forth in Section 6.5 hereof, with all references therein to “indemnification” being deemed to refer to “advancement of expenses,” and the burden of proof shall be on the Company to demonstrate clearly and convincingly that, based on the facts known at the time, the Indemnitee acted in bad faith.  The Company may not avail itself of this Section 4.2 as to a given lawsuit if, at any time after the occurrence of the activities or omissions that are the primary focus of the lawsuit, the Company has undergone a change in control.  For this purpose, a “change in control” shall mean a given person of group of affiliated persons or groups increasing their beneficial ownership interest in the Company by at least twenty (20) percentage points without advance Board approval.

5.           Notice and Other Indemnification Procedures.

5.1           Notification.  Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

5.2           Insurance.  If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 5.1 hereof, the Company has insurance in effect that would cover such claim, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such insurance policies.

5.3           Defense.  In the event the Company shall be obligated to advance the expenses for any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (a) the Indemnitee shall have the right to employ the Indemnitee’s own counsel in any such proceeding at the Indemnitee’s expense; (b) the Indemnitee shall have the right to employ the Indemnitee’s own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice, and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (c) if (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

6.           Determination of Right to Indemnification.

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6.1           Success on Merits.  To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 2.1 or 2.2 of this Agreement or in the defense of any claim, issue, or matter described therein, the Company shall indemnify the Indemnitee against expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, or appeal of such proceeding, or such claim, issue, or matter, as the case may be.

6.2           Proof by Company.  In the event that Section 6.1 is inapplicable, or does not apply to the entire proceeding, the Company shall nonetheless indemnify the Indemnitee unless the Company shall prove by clear and convincing evidence to a forum listed in Section 8.4 below that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

6.3           Termination of Proceeding.  The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere its equivalent, does not, of itself, create a presumption that a person (a) did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, (b) with respect to any criminal action or proceeding, that the person had reasonable cause to believe that the person’s conduct was unlawful, or (c) the person’s act or failure to act constituted a breach of the person’s fiduciary duties as a director or an officer or the person’s breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.

6.4           Applicable Forums.  The Indemnitee shall be entitled to select the forum in which the validity of the Company’s claim under Section 6.2 hereof that the Indemnitee is not entitled to indemnification will be heard from among the following, except that the Indemnitee can select a forum consisting of the stockholders of the Company only with the approval of the Company and, if the Indemnitee is a director or an officer at the time of such determination, the determination shall be made in accordance with (a), (b), (c) or (d) below at the election of the Company:

(a)           A majority vote of the directors who are not parties to the proceeding for which indemnification is being sought even though less than a quorum;

(b)           By a committee of directors who are not parties to the proceeding for which indemnification is being sought designated by a majority vote of such directors, even though less than a quorum;

(c)           If there are no directors who are not parties to the proceeding for which indemnification is sought, or if such directors so direct, by independent legal counsel in a written opinion;

(d)           The vote or consent of the stockholders of the Company holding the requisite voting power to approve an action at a meeting of the stockholders;

(e)           A panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected; or

(f)           A court having jurisdiction of subject matter and the parties.

6.5           Submission.  As soon as practicable, and in no event later than thirty (30) days after the forum has been selected pursuant to Section 6.4 above, the Company shall, at its own expense, submit to the selected forum its claim that the Indemnitee is not entitled to indemnification, and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

6.6           Appeals.  If the forum selected in accordance with Section 6.4 hereof is not a court, then after the final decision of such forum is rendered, the Company or the Indemnitee shall have the right to apply to a court of Nevada, the court in which the proceeding giving rise to the Indemnitee’s claim for indemnification is or was pending, or any other court of competent jurisdiction, for the purpose of appealing the decision of such forum; provided that such right is executed within sixty (60) days after the final decision of such forum is rendered.  If the forum selected in accordance with Section 6.4 hereof is a court, then the rights of the Company or the Indemnitee to

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appeal any decision of such court shall be governed by the applicable laws and rules governing appeals of the decision of such court.

6.7           Expenses for Interpretation.  Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 6 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of the Indemnitee in any such proceeding was frivolous or not made in good faith.

6.8           Effect of Change in Control.  If there has not been a Change in Control after the date of this Agreement, the determination of (i) the rights of Indemnitee to indemnification and payment of expenses under this Agreement or under the provisions of the Articles and the Bylaws; (ii) standard of conduct; and (iii) evaluation of the reasonableness of amounts claimed by Indemnitee shall be in accordance with Section 6.4 or such other body or persons as may be permitted by the Nevada Revised Statutes.  If there has been a Change in Control after the date of this Agreement, such determination and evaluation shall be made by a special, independent counsel who is selected by Indemnitee and approved by the Company, which approval shall not be unreasonably withheld, and who has not otherwise performed services for Indemnitee or the Company.

7.           Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement in the following circumstances:

7.1           Claims Initiated by Indemnitee.  To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings specifically authorized by the Board or brought to establish or enforce a right to indemnification and/or advancement of expenses arising under this Agreement, the charter documents of the Company or any subsidiary, or any statute or law or otherwise, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or

7.2           Unauthorized Settlements.  To indemnify the Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld; or

7.3           Securities Law Actions.  To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local statutory law; or

7.4           Unlawful Indemnification.  To indemnify the Indemnitee if a final decision by a court having jurisdiction in the mater shall determine that such indemnification is not lawful.  In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication.

8.           Non-Exclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights that the Indemnitee may have under any provision of law, the Company’s Articles of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to action in the Indemnitee’s official capacity and to action in another capacity while occupying the Indemnitee’s position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors, and administrators of the Indemnitee.

9.           General Provisions.

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9.1           Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.

9.2           Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, then: (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable and to give effect to Section 9.1 hereof.

9.3           Modification and Waiver.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

9.4           Subrogation.  In the event of full payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary or desirable to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

9.5           Counterparts.  This Agreement may be executed in one or more counterparts, which shall together constitute one agreement.

9.6           Successors and Assigns.  The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or an officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

9.7           Notice.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given if (a) delivered by hand and receipted for by the party addressee or (b) mailed by certified or registered mail, with postage prepaid, on the third business day after the mailing date.  Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

9.8           Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Nevada, as applied to contracts between Nevada residents entered into and to be performed entirely within Nevada.

9.9           Consent to Jurisdiction.  The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the state of Nevada for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

9.10           Attorneys’ Fees.  In the event Indemnitee is required to bring any action to enforce rights under this Agreement (including, without limitation, the expenses of any proceeding described in Section 2), the Indemnitee shall be entitled to all reasonable fees and expenses in bringing and pursuing such action, unless a court of competent jurisdiction finds each of the material claims of the Indemnitee in any such action was frivolous and not made in good faith.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have entered into this Indemnification Agreement effective as of the date first written above.

ORYON HOLDINGS, INC.

By:
Name:
Title:
Address:	4251 Kellway Circle
Addison, Texas 75001

INDEMNITEE:

By:
Printed Name:
Address:

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EXHIBIT H-1

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF PARENT

H-1-1

ORYON HOLDINGS, INC.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

Pursuant to the provisions of the Nevada Revised Statutes (the “NRS”), including NRS 78.403, the undersigned corporation hereby adopts these Amended and Restated Articles of Incorporation (these “Restated Articles”) of Oryon Holdings, Inc. (the “Corporation”), Entity Number E0591462007-9, which amends, restates and replaces in its entirety the Articles of Incorporation of the Corporation, filed with the Secretary of State of the State of Nevada on August 22, 2007 as amended by the Certificate of Amendment filed June 25, 2010, the Articles of Merger filed November 4, 2011 and the Certificate of Amendment filed November 4, 2011 (collectively, the “Original Articles”).

1.           The Original Articles are hereby amended by these Restated Articles to (a)  restate Article 1 of the Original Articles to restate the name of the Corporation; (b)  amend and restate Article 2 of the Original Articles to restate the resident agent; (c) amend and restate Article 3 of the Original Articles to redesignate the shares of capital stock of the Corporation into classes and set forth the respective terms of each class of capital stock of the Corporation; (d) delete Article 4 of the Original Articles; (e) amend and restate Article 5 of the Original Articles to restate the purpose the Corporation; (f) delete Article 6 of the Original Articles; (g) delete Article 7 of the Original Articles; (h) add Article IV of these Restated Articles regarding stockholder action by written consent; (i) add Article VI of these Restated Articles regarding the Board of Directors’ authority to make, alter and repeal bylaws; (j) add Article VII of these Restated Articles regarding voting for directors by written ballot; and (k) add Article VIII of these Restated Articles regarding personal liability of directors and indemnification.

2.           Each such amendment made by these Restated Articles has been effected in accordance with the provisions of the NRS and the governing documents of the Corporation.  Each such amendment to the Original Articles and these Restated Articles have been approved in the manner required by the NRS and the governing documents of the Corporation.

3.           The Original Articles are hereby superseded in their entirety by the following Restated Articles, which accurately copies the Original Articles, as amended by these Restated Articles.  These Restated Articles does not contain any other changes in the Original Articles except for the information permitted to be omitted by the provisions of the NRS applicable to the Corporation.

ARTICLE II
NAME

The name of the entity is Oryon Holdings, Inc. (the “Corporation”).
ARTICLE II
REGISTERED AGENT

The street address of the registered agent of the Corporation is 1645 Village Center Circle, Suite 170, Las Vegas, Nevada  89134 and the name of its registered agent at such address is VCORP Services, LLC.

ARTICLE III
CAPITALIZATION

3.1           Authorized Shares.  The total number of shares of all classes of stock the Corporation is authorized to issue is 650,000,000 shares.  The Corporation shall have two classes of shares, consisting of 600,000,000 Common Shares, par value $0.001 per share (the “Common Shares”), and 50,000,000 Preferred Shares, par value $0.001 per share (the “Preferred Shares”).  The Board of Directors of the Corporation (the “Board”) is expressly vested with the authority to establish one or more series of unissued shares of any class by fixing and determining the designation and preferences, limitations and other relative rights, including voting rights, thereof as shall be stated in the resolution(s) adopted by the Board providing for the issuance of such series and included in a statement of resolutions.

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3.2           Preferred Shares.  The Board or a duly appointed committee of the Board is expressly vested with the authority to establish one or more additional series of unissued Preferred Shares by fixing and determining the designation and preferences, limitations and other relative rights, including voting rights, thereof as shall be stated in the resolution(s) adopted by the Board providing for the issuance of such series and included in a statement of resolutions (a “Preferred Share Resolution”).  The authority of the Board and any duly appointed committee thereof with respect to fixing the designation and preferences, limitations and other relative rights of each such series of Preferred Shares shall include, but not be limited to, determination of the following:

(a) the distinctive designation and number of shares of that series;

(b) the rate of dividends (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of shares of the Corporation;

(c) the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

(d) whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed and whether such redemption is at the option of the Corporation, the stockholder or another person or upon the occurrence of a designated event);

(e) the rights of the holders of shares of that series in the event of voluntary or involuntary winding up or termination of the corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of shares of the Corporation;

(f) the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

(g) whether shares of that series shall be exchangeable for shares, obligations, indebtedness, evidence of ownership, rights to purchase securities or other securities of the Corporation or of any other corporation or entity, or for other property or for any combination of the foregoing, and, if provision be made for exchange, the times, prices, rates, adjustments and other terms and conditions of such exchange (including whether such exchange is at the option of the Corporation, the stockholder or another person or upon the occurrence of a designated event);

(h) whether shares of that series are convertible into shares of any other class or series of shares of the Corporation, and if provision be made for conversion, the times, prices, rates, adjustments and other terms and conditions of such conversion (including whether such conversion is at the option of the Corporation, the stockholder or another person or upon the occurrence of a designated event);

(i) the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights provided by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

(j) the extent, if any, to which holders of shares of that series shall have preemptive rights to acquire unissued or treasury shares of the Corporation;

(k) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Shares ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

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(l) any other repurchase obligations of the Corporation, subject to any limitations of applicable law; and

(m) any other designations, powers, preferences, rights, qualifications, limitations or restrictions of shares of that series.

3.3           Common Shares.

(a)           Voting.  The holders of Common Shares shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of Common Shares are entitled to vote.  Except as otherwise provided by law or these Amended and Restated Articles of Incorporation (including any Preferred Share Resolution), at any annual or special meeting of the stockholders the Common Shares shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

(b)           Dividend.  Subject to the rights of the holders of Preferred Shares, the holders of Common Shares shall be entitled to receive such dividends and other distributions when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share pro rata on a per share basis in such dividends and other distributions.

(c)           Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution, winding-up or other termination of the Corporation, after payment or provision for payment of the debts, liabilities and other obligations of the Corporation and subject to the rights of the holders of Preferred Shares in respect thereof, the holders of Common Shares shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of Common Shares held by them.

(d)           Redemption.  The Common Shares are not redeemable.

ARTICLE IV
ACTIONS BY STOCKHOLDERS WITHOUT A MEETING

Any action required to be taken at any annual or special meeting of stockholders, and any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if before or after the action a written consent setting forth the action so taken is signed by the holder or holders of shares holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

ARTICLE V
PURPOSE

The purpose for which the Corporation is organized is the transaction of any or all lawful business for which a for-profit corporation may be formed under the NRS.

ARTICLE VI
BYLAWS

Except as otherwise set forth herein, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

ARTICLE VII
ELECTION OF DIRECTORS

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION

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                8.1           Limitation of Liability.   No person who is or was a director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for an act or omission in such person’s capacity as a director or officer of the Corporation, except to the extent such limitation or elimination of liability is not permitted by applicable law, as the same exists or hereafter may be changed.  If applicable law is hereafter changed to authorize corporate action further limiting or eliminating the liability of directors or officers, then the liability of a director or officer to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by applicable law, as so changed.  Any repeal or amendment of this Section 8.1 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of these Amended and Restated Articles of Incorporation inconsistent with this Section 8.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors or officers) and shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

8.2           Indemnification.

(a) Each person who was or is a respondent or defendant, or is threatened to be made a respondent or defendant, or testifies or otherwise participates, in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding (any of the foregoing hereinafter called a “proceeding”), whether or not by or in the right of the Corporation, because such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, manager, partner, member, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of another foreign or domestic corporation, limited or general partnership, limited liability company, business trust, real estate investment trust, joint venture, joint stock company, cooperative, association, bank, insurance company, credit union, association, proprietorship, trust, employee benefit plan, other enterprise or other organization (hereinafter a “Covered Person”) shall be indemnified by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be changed, against all judgments (including arbitration awards), court costs, penalties, excise and similar taxes, fines, settlements, reasonable attorneys’ fees and other expenses (all of the foregoing hereinafter called “expenses”) actually incurred by such person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, manager, partner, member, venturer, proprietor, trustee, employee, administrator, agent or similar functionary and shall inure to the benefit of such person’s heirs, executors and administrators.  The right to indemnification conferred by this Section 8.2 shall be a contract right that shall fully vest at the time the Covered Person first assumes such Covered Person’s position as a director or officer of the Corporation and shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition upon receipt by the Corporation of a written affirmation by the Covered Person of the Covered Person’s good faith belief that the person has met the standard of conduct necessary for indemnification under the NRS and a written undertaking by or on behalf of the person to repay all amounts so advanced if it shall be ultimately determined by final judicial decision from which there is no further right to appeal that the Covered Person has not met that standard or that indemnification of the Covered Person against expenses incurred by such person in connection with that proceeding is prohibited by the NRS.

(b)           The rights conferred on any Covered Person by this Section 8.2 shall not be exclusive of any other rights that any Covered Person may have or hereafter acquire under law, these Restated Articles, the bylaws of the Corporation, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)           Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 8.2, will, unless otherwise required by law, be prospective only (except to the extent such amendment, change in law or adoption permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

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(d)           This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.

IN WITNESS WHEREOF, the undersigned has caused these Amended and Restated Articles of Incorporation to be duly executed on the _____ day of __________, 2012.

ORYON HOLDINGS, INC.

By:
Name:
Title:

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EXHIBIT H-2

AMENDED AND RESTATED BYLAWS OF PARENT

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AMENDED AND RESTATED BYLAWS

of

ORYON HOLDINGS, INC.
a Nevada corporation
(the “Corporation”)

Adopted as of __________, 2012

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ORYON HOLDINGS, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I
OFFICES
Section 1.1                      Registered Office.  The registered office of the Corporation within the State of Nevada shall be located at either (a) the principal place of business of the Corporation in the State of Nevada or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Nevada.

Section 1.2                      Additional Offices.  The Corporation may, in addition to its registered office in the State of Nevada, have such other offices and places of business, both within and outside the State of Nevada, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II
STOCKHOLDERS MEETINGS
Section 2.1                      Annual Meetings.  Unless directors are elected by written consent in lieu of an annual meeting as permitted by applicable law or an annual meeting is otherwise not required by applicable law, an annual meeting of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board in its sole discretion may determine, and such notice shall state, that the meeting shall not be held at any place, but shall instead be held solely by means of remote communication pursuant to Section 9.5; and provided, further, that if all stockholders entitled to notice of the meeting agree prior to the time that notice of the meeting is sent to the stockholders that the meeting shall be held at a different place from that determined by the Board, then the annual meeting shall be held at, and the notice of the meeting shall state, the place so agreed by all such stockholders.  At each annual meeting, the stockholders shall elect directors of the Corporation and transact such other business as may properly be brought before the meeting.

Section 2.2                      Special Meetings.  Except as otherwise required by applicable law or provided in the Corporation’s Articles of Incorporation, as the same may be amended or restated from time to time (the “Restated Articles”), special meetings of stockholders, for any purpose or purposes, may be called only by (a) the Chairman of the Board, Chief Executive Officer or President of the Corporation; (b) the Board; or (c) holders of shares of the Corporation representing at least ten percent (10%) of the voting power of the outstanding shares entitled to vote at the proposed special meeting.  Special meetings called by the Chairman of the Board, Chief Executive Officer, President or the Board shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board in its discretion may determine, and such notice shall state, that the meeting shall not be held at any place, but shall instead be held solely by means of remote communication pursuant to Section 9.5; and provided, further, that if all stockholders entitled to notice of the meeting agree prior to the time that notice of the meeting is sent to the stockholders that the meeting shall be held at a different place from that determined by the Board, then the meeting shall be held at, and the notice of the meeting shall state, the place so agreed by all such stockholders.  Special meetings called by stockholders shall be held at the place determined by the Board (or in the absence of the Board’s determination, the Corporation’s principal place of business) and at such time and on such date as shall be determined by such stockholders (or, in the absence of such determination, the Board) and stated in the notice of the meeting; provided, however, that if all stockholders entitled to notice of the meeting agree prior to the time that notice of the meeting is sent to the stockholders that the meeting shall be held at a different place from that determined by the Board (or in the absence of the Board’s determination, the Corporation’s principal place of business), then the meeting shall be held at, and the notice of the meeting shall state, the place so agreed by all such stockholders.

Section 2.3                      Notices.  Notice of each stockholders meeting stating the place (unless the meeting is held solely by means of remote communication), date and time of the meeting and the means of any remote communications by which stockholders may be considered present and may vote at the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat by or at the direction of the President, Secretary or the officer or person or persons calling the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If the notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the notice of meeting.

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Section 2.4                      Quorum.  Except as otherwise provided by applicable law or the Restated Articles, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of the Corporation representing a majority of the voting power of all outstanding shares of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting.  If a quorum shall not be present at any meeting of the stockholders, the stockholders represented in person or by proxy at the meeting may adjourn the meeting until such time and to such place, as may be determined by a vote of holders of a majority of the voting power of the shares represented in person or by proxy at the meeting and entitled to vote thereat, until a quorum is present.  Unless the determination of stockholders entitled to vote at such meeting has been made through the closing of the share transfer records and the stated period of closing has expired, notice need not be given of any such adjourned meeting if the date, time, place, if any, thereof, and the means of remote communication, if any, by which stockholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.  The stockholders present at a duly convened meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any stockholder or the refusal of any stockholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.  Shares of its own capital stock owned by the Corporation or by any direct or indirect subsidiary (as defined in the Nevada Revised Statutes (the “NRS”)) of the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such subsidiary to vote shares held or controlled by it in a fiduciary capacity or with respect to which it otherwise exercises voting power in a fiduciary capacity.

Section 2.5                      Voting of Shares.

(a) Voting Lists.  The Secretary shall prepare, or shall cause the officer or agent who has charge of the share transfer records of the Corporation to prepare, at least eleven (11) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address, the number and type of shares held by each stockholder, and the number of votes to which each stockholder is entitled if different from the number of shares held by such stockholder.  Such list shall be open to the examination of any stockholder, during usual business hours for a period of at least ten (10) days prior to such meeting:  (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) at the registered office or principal executive office of the Corporation.  Nothing contained in this Section 2.5(a) shall require the Corporation to include any electronic contact information on the list.  If the Corporation determines to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.  If a meeting of stockholders is to be held by means of remote communication as permitted by Section 9.5, the list shall be open to the examination of any stockholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided to the stockholders with the notice of meeting.  The original share transfer records shall be prima facie evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or such share transfer records or to vote at any meeting of stockholders.

(b) Manner of Voting.  At any stockholders meeting, any stockholder entitled to vote may vote in person or by proxy executed in writing by the stockholder.  The voting by stockholders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3).  Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the stockholder.  The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

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(c)  Proxies.  Each stockholder entitled to vote at a meeting of stockholders may vote by proxy executed in writing by the stockholder, but no such proxy shall be voted or acted upon after 11 months from the date of its execution, unless otherwise provided in the proxy.  An electronic transmission (as defined in Section 9.3), by the stockholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the stockholder, shall be treated as an execution in writing for purposes of this Section 2.5(c).  Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the stockholder.  Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted.  Unless and until voted, every proxy will be revocable, except in those cases where an irrevocable proxy permitted by statute has been given.

(d) Required Vote.  Subject to the rights of the holders of one or more series of preferred shares of the Corporation, if any (“Preferred Shares”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Shares, the election of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote thereon and represented in person or by proxy at the meeting at which a quorum is present.  All other matters shall be determined by the affirmative vote of a majority of the votes that were voted for or against the matter cast by the stockholders entitled to vote thereon and represented in person or by proxy at the meeting at which a quorum is present, unless the matter is one upon which, by applicable law, the Restated Articles or these Bylaws a different vote is required, in which case such provision shall govern and control the decision of such matter.

Section 2.6                      Adjournments.  Any lawfully convened meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting or by stockholders present and entitled to vote thereat, by a majority in voting power thereof, from time to time, to reconvene at the same or some other place.  Unless the determination of stockholders entitled to vote at any meeting of stockholders has been made through the closing of the share transfer records and the stated period of closing has expired, notice need not be given of any adjourned meeting if the date, time, place, if any, thereof, and the means of remote communication, if any, by which stockholders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the stockholders may transact any business which might have been transacted at the meeting as originally noticed.

Section 2.7                      Conduct of Meetings.  The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board or, in the absence of such appointment, a chairman chosen at the meeting.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting.  The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.  The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting.  In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8                      Action by Consent of Stockholders in Lieu of Meeting.  Any action required by law to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (a) shall be signed by the holders of outstanding shares having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote

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thereon were present and voted and (b) unless consented to by the holders of all outstanding shares entitled to vote on the action, shall be delivered to the Corporation as provided in this Section 2.8.  Every written consent signed by the holders of fewer than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each stockholder who signs the consent.  No written consent signed by the holders of fewer than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation, a written consent or consents signed by the holder or holders having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to the Corporation’s registered office in the State of Nevada or the Corporation’s principal executive office or place of business or the Secretary.  If the consent is not solicited on behalf of the Corporation or the Board, delivery shall be by hand or certified or registered mail, return receipt requested.  Any delivery to the Corporation’s principal executive office or place of business pursuant to this Section 2.8 shall be addressed to the President or Chief Executive Officer if there be one.  An electronic transmission consenting to the action to be taken and transmitted by a stockholder shall be considered to be written, signed and dated for purposes hereof if such electronic transmission sets forth or is delivered with information from which the Corporation can determine that such transmission was transmitted by a stockholder and the date on which such stockholder transmitted such transmission.  The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  Any photographic, photostatic, facsimile or similarly reliable reproduction of a consent in writing signed by a stockholder may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used if the reproduction is a complete reproduction of the entire original writing.  Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.

ARTICLE III
DIRECTORS

Section 3.1                      Powers.  The business and affairs of the Corporation shall be managed under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Articles or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Nevada.

Section 3.2                      Number; Term.  The Board shall consist of such number of directors, not fewer than one (1) nor more than seven (7), as may be determined from time to time by resolution of the Board, but no decrease in the number shall change the term of any director in office at the time thereof. Except as otherwise provided in the Restated Articles, the directors shall be elected at the annual meeting of stockholders to hold office until the next succeeding annual meeting of stockholders.  Each director so elected shall hold office for the term for which such director is elected and until such director’s successor shall have been elected and qualified, subject to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 3.3                      Newly Created Directorships and Vacancies.  Newly created directorships resulting from an increase in the number of directors may be filled (a) by election at an annual or special meeting of stockholders called for that purpose or (b) by the Board; provided, that, with respect to any directorship so to be filled by the Board (i) such directorship shall be for a term of office continuing only until the next election of one or more directors by the stockholders and (ii) the Board may not fill more than two (2) such directorships during the period between any two successive annual meetings of stockholders.  Any vacancies occurring in the Board resulting from death, resignation, retirement, disqualification, removal or other cause (other than an increase in the number of directors) may be filled (a) by election by stockholders at an annual or special meeting called for that purpose or (b) by the affirmative vote of a majority of the remaining directors though less than a quorum, and a director so chosen or elected shall hold office for the unexpired term of the director’s predecessor in office and until such director’s successor is elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.  Notwithstanding the foregoing, except as otherwise provided in the Restated Articles, whenever the holders of any class or series of shares or group of classes or series of shares are entitled to elect one or more directors by the provisions of the Restated Articles, any vacancies in such directorships and any newly created directorships of such class, series or group to be filled by reason of an increase in the number of such directors may be filled only by (i) the affirmative vote of (A) a majority of the directors elected by such class, series or group, then in office or (B) the sole remaining director so elected or (ii) the vote of the holders of the outstanding shares of such class, series or group.

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Section 3.4                      Removal.  Except as otherwise provided in the Restated Articles, at any meeting of stockholders called expressly for that purpose, any director or the entire Board may be removed, with or without cause, by a vote of the holders of a majority of the voting power of the shares then entitled to vote at an election of the director or directors who are proposed to be removed.

Section 3.5                      Compensation.  Unless otherwise restricted by the Restated Articles or these Bylaws, the Board shall have the authority to fix the compensation of directors.  The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

ARTICLE IV
BOARD MEETINGS

Section 4.1                      Annual Meetings.  The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board (a) fixes another time and place or holds such meeting solely by means of remote communication pursuant to Section 9.5 and (b) gives notice thereof in the manner required herein for special meetings of the Board.  No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2                      Regular Meetings.  Regular meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board.

Section 4.3                      Special Meetings.  Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (unless the meeting is held solely by means of remote communication pursuant to Section 9.5) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request.  Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least twenty-four (24) hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two (2) days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five (5) days before the meeting if such notice is sent through the United States mail.  If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting.  Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting.  Except as may be otherwise expressly provided by applicable law, the Restated Articles, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.  A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4                      Quorum; Required Vote.  A majority of the Board, but in any event not less than one third of the Whole Board, shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless a different number or portion is required by law, the Restated Articles or these Bylaws.  If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.  For purposes of this Section 4.4, the “Whole Board” shall mean the total number of directors that the Corporation would have if there were no vacancies.

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Section 4.5                      Consent In Lieu of Meeting.  Unless otherwise restricted by the Restated Articles or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board or committee, as the case may be.  For purposes of this Section 4.5, an electronic transmission by a director consenting to an action to be taken and transmitted by the director is considered written and signed if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission.  Such signed consent shall have the same force and effect as a unanimous vote at a meeting, and shall be filed with the minutes of proceedings of the Board or committee.

Section 4.6                      Organization.  The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board.  In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting.  In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V
COMMITTEES OF DIRECTORS

Section 5.1                      Establishment.  The Board may by resolution establish, name, fill vacancies in, change the membership of, or dissolve one or more committees, each committee to consist of one or more of the directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 5.2                      Available Powers.  Any committee established pursuant to Section 5.1 hereof, to the extent provided by resolution of the Board or in the Restated Articles or the Bylaws, shall have and may exercise all of the powers and authority of the Board, subject to the limitations of applicable law.

Section 5.3                      Alternate Members.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.4                      Procedures.  Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee.  At meetings of a committee, a majority of the number of members (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business.  The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Restated Articles, these Bylaws or the Board.  If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.  Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

ARTICLE VI
OFFICERS

Section 6.1                      Officers.  The officers of the Corporation elected by the Board shall be a Chairman of the Board, a Chief Executive Officer, a President, a Treasurer, a Secretary and such other officers (including, without limitation, a Chief Financial Officer, Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI.  Such officers shall also have

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such powers and duties as from time to time may be conferred by the Board. The Chairman of the Board, Chief Executive Officer, or President may also appoint such other officers (including, without limitation, one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation.  Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chairman of the Board, Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a)           Chairman of the Board.  The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board.  The Chairman of the Board shall advise and counsel the Chief Executive Officer and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the Chairman of the Board from time to time by the Board or these Bylaws.

(b)           Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board.  In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board.

(c)           President.  The President shall be the chief operating officer of the Corporation and shall, subject to the authority of the Chief Executive Officer and the Board, have general management and control of the day-to-day business operations of the Corporation and shall consult with and report to the Chief Executive Officer.  The President shall put into operation the business policies of the Corporation as determined by the Chief Executive Officer and the Board and as communicated to the President by the Chief Executive Officer and the Board.  The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer.  In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board.

(d)           Vice Presidents.  In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President.  Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e)           Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or the President.  The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary.  The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by such officer’s signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, share transfer records, showing a record of the original issuance of shares and each transfer of those shares that have been presented to the Corporation for registration of transfer.  Such records shall contain the names of past and current stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f)           Assistant Secretaries.  The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

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(g)           Treasurer.  The Treasurer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation which from time to time may come into the Treasurer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h)           Assistant Treasurers.  The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Treasurer, perform the duties and exercise the powers of the Treasurer.

Section 6.2                      Term of Office; Removal; Vacancies.  The elected officers of the Corporation shall be elected annually by the Board at its first meeting held after each annual meeting of stockholders.  All officers elected by the Board shall hold office until the next annual meeting of the Board and until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office.  Any officer may be removed, with or without cause, at any time by the Board but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment shall not of itself create contract rights.  Any officer appointed by the Chairman of the Board , Chief Executive Officer or President may also be removed, with or without cause, by the Chairman of the Board, Chief Executive Officer or President, as the case may be, unless the Board otherwise provides.  Any vacancy occurring in any elected office of the Corporation may be filled by the Board.  Any vacancy occurring in any office appointed by the Chairman of the Board, Chief Executive Officer or President may be filled by the Chairman of the Board, Chief Executive Officer or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3                      Other Officers.  The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4                      Multiple Officeholders; Stockholder and Director Officers.  Any two or more offices or directorships may be held by the same person, unless the Restated Articles or these Bylaws otherwise provide.  Officers need not be stockholders or residents of the State of Nevada.

ARTICLE VII
SHARE CERTIFICATES

Section 7.1                      Certificates.  The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Each certificate representing shares shall state upon the face thereof: (a) that the Corporation is organized under the laws of the State of Texas; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and (d) the par value of each share represented by such certificate, or a statement that the shares are without par value.  After issuing or transferring an uncertificated share, the Corporation shall notify the holder in writing of any information that is required by Section 7.1 and Section 7.2 of these Bylaws to be stated on a certificate representing the share, unless the information is included in the Restated Articles or the Bylaws and the holder of the uncertificated share is provided with a copy of the Certification of Formation and the Bylaws.

Section 7.2                      Multiple Classes of Shares.

(a)           In the event the Corporation is authorized to issue shares of more than one class or series, each certificate representing shares issued by the Corporation shall conspicuously set forth on the face or back of the certificate (1) a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series to the extent they have been determined and the authority of the Board to make those determinations as to subsequent series or (2) that such a statement is set forth in the Restated Articles on file in the office of the Secretary of State of the State of Nevada and the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office.

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No requirement of this Section 7.2 shall apply to shares represented by a certificate outstanding when such requirement first becomes applicable to such certificates, but such requirement shall apply to all certificates thereafter issued whether in connection with an original issue of shares, a transfer of shares or otherwise.

(b)           In the event any restriction on the transfer, or registration of the transfer, of shares of the Corporation shall be imposed or agreed to by the Corporation, as permitted by law, or is otherwise contained in the Restated Articles or the Bylaws, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate; or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate; or (3) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (A) that the Corporation will furnish to the record holder of the certificate without charge upon written request to the Corporation at its principal place of business a copy of the specified document or (B) if such document is one required or permitted to be and has been filed under the NRS with the Secretary of State of Nevada, that such specified document is on file in the office of the Secretary of State of Nevada and contains a complete statement of such restriction.

Section 7.3                      Signatures.  Each certificate representing shares of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Corporation.  Any or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4                      Issuance and Payment.  The Board may authorize shares to be issued for consideration consisting of any tangible or intangible benefit to the Corporation or other property of any kind or nature, including, cash, promissory notes, services performed, contracts for services to be performed, other securities of the Corporation, or securities of any other corporation, domestic or foreign, or other organization.  Shares may not be issued until the full amount of the consideration has been paid or delivered as required in connection with the authorization of the shares.  When such consideration shall have been paid or delivered the shares will be deemed to have been issued and the subscriber or stockholder entitled to receive such issue will be a stockholder with respect to such shares, and the shares will be considered fully paid and non-assessable.

Section 7.5                      Lost, Destroyed or Wrongfully Taken Certificates.

(a)           If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares if the owner:  (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements that may be imposed by the Corporation.

(b)           If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6                      Transfer of Shares.  If a certificate representing shares of the Corporation is presented to the Corporation with an indorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

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(a)           under the terms of the shares the person seeking registration is eligible to have the shares registered in such person’s name;

(b)           in the case of certificated shares, the certificate representing such shares has been surrendered;

(c)           (i) with respect to certificated shares, the indorsement is made by the person specified by the certificate as entitled to such shares; (ii) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (iii) with respect to certificated shares or uncertificated shares, the indorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(d)           the Corporation has received a guarantee of signature of the person signing such indorsement or instruction or such other reasonable assurance that the indorsement or instruction is genuine and authorized as the Corporation may request;

(e)           the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(f)           such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

Section 7.7                      Registered Stockholders.  Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation shall be entitled to regard the person in whose name any shares of the Corporation are registered in the share transfer records of the Corporation at any particular time as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon, transferring those shares, receiving notices, exercising rights of dissent, exercising or waiving preemptive rights, if any, giving proxies with regard to those shares, or entering into agreements with respect to those shares, and neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes.

Section 7.8                      Effect of the Corporation’s Restriction on Transfer.

(a)           A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the NRS and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice sent by the Corporation to the registered owner of such shares within a reasonable time after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder.

(b)           A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless:  (i) the shares are certificated and such restriction is noted conspicuously on the certificate or (ii) the shares are uncertificated and such restriction was contained in a notice sent by the Corporation to the registered owner of such shares within a reasonable time after the issuance or transfer of such shares.

Section 7.9                      Regulations.  The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares.  The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

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ARTICLE VIII

INDEMNIFICATION

Section 8.1                      Indemnification of Directors and Former Directors.  Each person who was or is a respondent or defendant or is threatened to be made a respondent or defendant, or testifies or otherwise participates, in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding (any of the foregoing hereinafter called a “proceeding”), whether or not by or in the right of the Corporation, because such person is or was a director of the Corporation or, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, manager, partner, member, venturer, proprietor, trustee, employee, administrator, agent or similar functionary (a “representative”) of another foreign or domestic corporation, limited or general partnership, limited liability company, business trust, real estate investment trust, joint venture, joint stock company, cooperative, association, bank, insurance company, credit union, association, proprietorship, trust, employee benefit plan, other enterprise or other organization (each, an “organization”) (hereinafter a “Covered Director”) shall be indemnified by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be changed, against all judgments (including arbitration awards), court costs, penalties, excise and similar taxes, fines, settlements, reasonable attorneys’ fees and other reasonable expenses (all of the foregoing hereinafter referred to as “expenses”) actually incurred by such person in connection with such proceeding and such right to indemnification shall continue as to a person who has ceased to be a director or representative and shall inure to the benefit of such person’s heirs, executors and administrators.  It is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification for negligence or under theories of strict liability.

Section 8.2                      Indemnification of Officers and Former Officers.  The Corporation shall indemnify each person who was or is a respondent or defendant or threatened to be made a respondent or defendant, or testifies or otherwise participates, in any proceeding, whether or not by or in the right of the Corporation, because such person is or was an officer of the Corporation or, while an officer of the Corporation, is or was serving at the request of the Corporation as a representative of another organization (hereinafter a “Covered Officer” and together with a Covered Director, a “Covered Person”), to the same extent that the Corporation may indemnify and advance expenses to a director of the Corporation under the NRS, and such right to indemnification shall continue as to a person who has ceased to be an officer or representative and shall inure to the benefit of such officer’s or representative’s heirs, executors and administrators.

Section 8.3                      Right to Advancement of Expenses.  In addition to the right to indemnification conferred in Section 8.1 or Section 8.2, as the case may be, a Covered Person shall also have the right to be paid or reimbursed by the Corporation the reasonable expenses incurred in defending, testifying or otherwise participating in any such proceeding, in advance of the final disposition of the proceeding (hereinafter an “advancement of expenses”) and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that, an advancement of expenses incurred by a Covered Person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such person of such person’s good faith belief that he or she has met the standard of conduct necessary for indemnification under the NRS and a written undertaking (hereinafter an “undertaking”), by or on behalf of such person, to repay all amounts so advanced if it shall be ultimately determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that the Covered Person has not met that standard or that indemnification of the Covered Person against expenses incurred by such person in connection with that proceeding is prohibited by the NRS.

Section 8.4                      Right of Indemnitee to Bring Suit.  If a claim under Section 8.1, Section 8.2 or Section 8.3 is not paid in full by the Corporation within sixty (60) days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit.  In (a) any suit brought by the Covered Person to enforce a right to indemnification hereunder

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(but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Covered Person has not met any applicable standard for indemnification set forth in the NRS.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, special legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the NRS, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, special legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit.  In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.5                      Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons.  Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any person who is or was serving at the request of the Corporation as a representative of another organization to the same extent that it may indemnify and advance expenses to Covered Persons under this Article VIII and to any such further extent as may be authorized or permitted by law.

Section 8.6                      Non-Exclusivity of Rights.  The rights provided to a Covered Person pursuant to this Article VIII shall not be exclusive of any other right that any such person may have or hereafter acquire under any law (common or statutory), provision of the Restated Articles or these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 8.7                      Insurance and Other Arrangements.  The Corporation may, to the extent permitted by law, purchase and maintain insurance, create a trust fund, establish any form of self-insurance (including a contract to indemnify), secure its indemnity obligation by grant of a security interest or other lien on assets of the Corporation, establish a letter of credit guaranty or security arrangement, or establish and maintain any other arrangement (any of the foregoing hereinafter called an “arrangement”) on behalf of any person who is or was serving as a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a representative of another organization against any liability asserted against such person and incurred by such person in such a capacity or arising out of such person’s status as such a person, whether or not the Corporation would have the power to indemnify such person against such liability.  If the insurance or other arrangement involves self-insurance or is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the person only if the insurance or arrangement has been approved by the stockholders.

Section 8.8                      Stockholder Notification.  To the extent required by law, any indemnification of or advancement of expenses to a director by the Corporation shall be reported in writing to the stockholders with or before the notice or waiver of notice of the next stockholders’ meeting or with or before the next submission to stockholders of a consent to action without a meeting and, in any case, within the twelve (12) month period immediately following the date of the indemnification or advance.

Section 8.9                      Amendments.  Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, shall, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

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Section 8.10                      Certain Definitions.  For purposes of this Article VIII, (a) the Corporation shall be deemed to have requested a director or officer of the Corporation to serve as a representative of an employee benefit plan whenever the performance by such person of his or her duties to the Corporation also imposes duties on or otherwise involves services by such person to the plan or participants or beneficiaries of the plan and (b) any action taken or omitted by a such a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is “not opposed to the best interests” of the Corporation for purposes of the NRS.  Any person serving as a manager or officer of OryonTechnologies, LLC immediately prior to the merger of OryonTechnologies, LLC with and into the Corporation’s subsidiary, Oryon Merger Sub, LLC, shall be deemed to have served in such position at the request of the Corporation and shall be included as a “Covered Person” for the purposes of this Article VIII.

Section 8.11                      Contract Rights.  The rights provided to Covered Persons pursuant to this Article VIII (a) shall be contract rights based upon good and valuable consideration, pursuant to which a Covered Person may bring suit as if the provisions of this Article VIII were set forth in a separate written contract between the Covered Person and the Corporation; (b) shall fully vest at the time the Covered Person first assumes such Covered Person’s position as a director or officer of the Corporation; (c) are intended to be retroactive and shall be available with respect to any act or omission occurring prior to the adoption of this Article VIII; (d) shall continue as to a Covered Person who has ceased to be a director or officer of the Corporation; and (e) shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

Section 8.12                      Severability.  If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX
MISCELLANEOUS

Section 9.1                      Place of Meetings.  If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2                      Closing Share Transfer Records and Fixing Record Dates.

(a)           In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose (other than determining stockholders entitled to consent to action by stockholders proposed to be taken without a meeting of stockholders), the Board may (i) fix, in advance, a record date for any such determination of stockholders, which will not be more than sixty (60) days and not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken or (ii) close the share transfer records for a stated period of not more than sixty (60) days, which period in the case of determining stockholders entitled to notice of a meeting of stockholders shall include at least the ten (10) days immediately preceding the meeting.  In the absence of any action by the Board, the date on which a notice of meeting is mailed, or the date the Board adopts the resolution declaring such distribution or share dividend, as the case may be, will be the record date.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 9.2, such determination will be valid for any adjournment of said meeting except where such determination has been made through the closing of share transfer books and the stated period of closing has expired.

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(b)           In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may (unless a record date shall have previously been fixed or determined pursuant to Section 9.2(a) for that action) fix a record date, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation as and in the manner provided by Section 2.8.  If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting will be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 9.3                      Means of Giving Notice.

(a)           Notice to Directors.  Whenever under applicable law, the Restated Articles or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery; (ii) by means of electronic transmission if consented to by the director (and if specified by the director, only by the form of electronic transmission specified by the director); or (iii) by oral notice given personally or by telephone.  A notice to a director shall be deemed given as follows:  (i) if given by hand delivery, orally, or by telephone, when actually received by the director; (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (iv) if sent by facsimile transmission, when transmitted to a facsimile number provided by the director for the purpose of receiving notice; (v) if sent by electronic mail, when transmitted to an electronic mail address provided by the director for the purpose of receiving notice; (vi) if by posting on an electronic network, when posted on the electronic network and a message is sent to the director at the address provided by the director for the purpose of alerting the director of a posting; or (vii) when communicated to the director by any other form of electronic transmission consented to by the director.  A director may revoke the director’s consent to notices being given by means of electronic transmission by delivering written notice of such revocation to the Corporation.  A director’s consent to notices being given to the director by means of electronic transmission will be deemed revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices and the Secretary or other person responsible for delivering the notice on behalf of the Corporation knows that the delivery of these two electronic transmissions was unsuccessful.  The inadvertent failure to treat the unsuccessful transmissions as a revocation of the director’s consent does not invalidate a meeting or other action.  An affidavit of the Secretary or such other agent of the Corporation that notice has been given by electronic transmission is, in the absence of fraud, prima facie evidence that notice was given.

(b)           Notice to Stockholders.  Whenever under applicable law, the Restated Articles or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and either delivered personally by hand or sent through the United States mail, or (ii) by means of electronic transmission if consented to by the stockholder (and if specified by the stockholder, only by the form of electronic transmission specified by the stockholder).  A notice to a stockholder shall be deemed given as follows:  (i) if given personally by hand delivery, when actually received by the stockholder; (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the share transfer records of the Corporation; and (iii) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given, (A) if sent by facsimile transmission, when transmitted to a facsimile number provided by the stockholder for the purpose of receiving notice; (B) if by electronic mail, when transmitted to an electronic mail address provided by the stockholder for the purpose of receiving notice; (C) if by a posting on an electronic network, when posted on the electronic network and a message is sent to the stockholder at the address provided by the stockholder for the purpose of alerting the stockholder of a posting; and (D) when communicated to the stockholder by any other form of electronic transmission consented to by the stockholder.  A stockholder may revoke such stockholder’s consent to notices being given to the stockholder by means of electronic transmission by delivering written notice of such revocation to the Corporation.  A stockholder’s consent to notices being given by means of electronic transmission will be deemed revoked if the Corporation is unable to deliver by electronic transmission two (2) consecutive notices, and the Secretary, any Assistant Secretary, the transfer agent of the Corporation, or another person responsible for delivering notice on behalf of the Corporation knows that delivery of these two (2) electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of a stockholder’s consent does not invalidate a meeting or other action.

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(c)           Electronic Transmission.  “Electronic transmission” means a form of communication that:  (a) does not directly involve the physical transmission of paper; (b) creates a record that may be retained, retrieved, and reviewed by the recipient; and (c) may be directly reproduced in paper form by the recipient through an automated process.

Section 9.4                      Waiver of Notice.  Whenever any notice is required to be given under applicable law, the Restated Articles or these Bylaws, a written waiver of such notice signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  The business to be transacted at a regular or special meeting of stockholders, directors or members of a committee of directors or the purpose of a meeting is not required to be specified in a written waiver of notice or a waiver by electronic transmission.  All such waivers shall be kept with the books of the Corporation.  Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5                      Meeting Attendance via Remote Communication Equipment.  Subject to such guidelines and procedures, if any, as the Board may adopt, meetings of stockholders, if authorized by the Board, meetings of directors, and meetings of members of any committee of the Board may be held by using conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the telephone or other equipment or system permits all persons participating in the meeting to communicate with each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  If voting is to take place at the meeting, the Corporation shall (a) implement reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is sufficiently identified and (b) maintain a record of any vote or other action taken at the meeting.

Section 9.6                      Distribution.  The Board may declare, and the Corporation may pay, distributions on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Restated Articles.

Section 9.7                      Reserves.  The Board may set apart out of the funds of the Corporation available for distributions a reserve or reserves for any proper purpose or purposes and may increase, decrease or abolish any such reserve.

Section 9.8                      Contracts and Negotiable Instruments.  Except as otherwise provided by applicable law, the Restated Articles or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize.  Such authority may be general or confined to specific instances as the Board may determine.  The Chairman of the Board, the Chief Executive Officer, the President or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation.  Subject to any restrictions imposed by the Board, the Chairman of the Board, Chief Executive Officer, President or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9                      Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board.

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Section 9.10                    Seal.  The seal of the Corporation shall be in such form as shall from time to time be adopted by the Board.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11                    Books and Records.  The Corporation shall keep books and records of account and minutes of the proceedings of its stockholders, Board, and committees of the Board and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, share transfer records consisting of a record of the original issuance of shares by the Corporation, a record of each transfer of shares that have been presented to the Corporation for registration of transfer, the names and addresses of all past stockholders of the Corporation and the number and class or series of shares issued by the Corporation held by each current and past stockholder.  The books, records and minutes may be in written paper form or another form capable of being converted into written paper form within a reasonable time.

Section 9.12                    Resignation.  Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, Chief Executive Officer, the President or the Secretary.  The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13                    Surety Bonds.  Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine.  The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be maintained in the custody of the Secretary.

Section 9.14                    Securities of Other Corporations.  Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President or any Vice President.  Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation or other entity, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed.  The Board may from time to time confer like powers upon any other person or persons.

Section 9.15                    Amendments.  The Board may amend or repeal these Bylaws, or adopt new Bylaws except to the extent (i) such power shall be reserved exclusively to the stockholders in whole or part by the Restated Articles or the NRS or (ii) the stockholders in amending, repealing or adopting a particular Bylaw shall have expressly provided in such Bylaw or in this Section 9.15 that the Board may not amend or repeal that Bylaw.  Unless the Restated Articles or a Bylaw adopted by the stockholders shall provide otherwise as to all or some portion of the Bylaws, the stockholders may amend, repeal, or adopt Bylaws even though the Bylaws may also be amended, repealed, or adopted by the Board.

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EXHIBIT I-1

AMENDED AND RESTATED

CERTIFICATE OF FORMATION OF THE COMPANY

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ORYONTECHNOLOGIES, LLC

AMENDED AND RESTATED
CERTIFICATE OF FORMATION

Pursuant to the provisions of Section 3.059 of the Business Organizations Code of the State of Texas (the “TBOC”), the undersigned limited liability company hereby adopts this Amended and Restated Certificate of Formation (the “Restated Certificate”) of OryonTechnologies, LLC (the “Company”), which amends, restates and replaces in its entirety the Articles of Organization of the Company, filed with the Secretary of State of the State of Texas on June 22, 2004 (the “Original Articles”), and assigned file number 800356523.

1.           The Original Articles are hereby amended by the Restated Certificate to (a) amend and restate Article One of the Original Articles as Article I of the Restated Certificate to restate the name of the Company and type of entity; (b) delete Article Two regarding the duration of the Company; (c) amend and restate Article Three of the Original Articles as Article II of the Restated Certificate to restate the purpose of the Company; (d) amend and restate Article Four of the Original Articles as Article III of the Restated Certificate to restate the registered office and registered agent of the Company; (e) delete Article Five of the Original Articles; (f) amend and restate Article Six of the Original Articles as Article IV of the Restated Certificate to provide that the Company shall be member managed; (g) delete Article Seven of the Original Articles; (h) amend and restate Article Eight of the original Certificate as Article V of the Restated Certificate to restate the provision regarding member action by written consent; (i) amend and restate Article Nine of the Original Articles as Article VI of the Restated Certificate regarding personal liability of directors and indemnification; (j) delete Articles Ten and Eleven of the Original Articles; and (k) add Article VII of the Restated Certificate regarding member vote on certain matters.

2.           Each such amendment made by this Restated Certificate has been effected in accordance with the provisions of the TBOC and the governing documents of the Company.  Each such amendment to the Original Articles and the Restated Certificate have been approved in the manner required by the TBOC and the governing documents of the Company.

3.           The Original Articles are hereby superseded in their entirety by the following Restated Certificate, which accurately copies the Original Articles, as amended by this Restated Certificate.  This Restated Certificate does not contain any other changes in the Original Articles except for the information permitted to be omitted by the provisions of the TBOC applicable to the Company.

ARTICLE I
ENTITY NAME AND TYPE

The name of the entity is “OryonTechnologies, LLC” (the “Company”).  The Company is a limited liability company.

ARTICLE II
PURPOSES

The purpose for which the Company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the TBOC.

ARTICLE III
REGISTERED AGENT AND REGISTERED OFFICE

The registered agent is an individual resident of the State of Texas whose name and business address is Mark E. Pape, 4251 Kellway Circle, Addison, Texas  75001.

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ARTICLE IV
GOVERNING AUTHORITY

        The Company will not have managers. The Company will be governed by its members, and the name and address of the managing member is Oryon Holdings, Inc., 4251 Kellway Circle, Addison, Texas 75001.

ARTICLE V
ACTIONS TAKEN BY WRITTEN CONSENT

Any action which may be taken at any annual or special meeting of the members may be taken without a meeting, without prior notice and without a vote, if a written consent or consents, setting forth the action so taken, is signed by the members having not less than the minimum number of votes necessary to take such action at a meeting at which the members were present and voted.

ARTICLE VI
LIMITED LIABILITY

To the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended or interpreted, a member, manager or officer of the Company shall not be liable to the Company or its members for any act or omission in such member’s, manager’s or officer’s capacity as a manager or officer of the Company.  Any repeal or amendment of this Article, or adoption of any other provision of this Amended and Restated Certificate of Formation inconsistent with this Article by the members of the Company, shall be prospective only and shall not adversely affect any limitation on the liability to the Company or its members of a member, manager or officer of the Company existing at the time of such repeal, amendment or adoption of an inconsistent provision.

ARTICLE VII
MEMBER VOTE ON CERTAIN MATTERS

Except as otherwise provided in this Amended and Restated Certificate of Formation, the vote of members required for approval of any action for which the TBOC requires a member vote, shall, if a greater vote of members is provided for by the TBOC, instead be the affirmative vote of the holders of a majority of the outstanding membership interests entitled to vote thereon, unless any class or series of membership interests is entitled to vote as a class thereon, in which event the vote required shall be the affirmative vote of the holders of a majority of the outstanding membership interests within each class or series of membership interests entitled to vote thereon as a class and a majority of the outstanding membership interests otherwise entitled to vote thereon.

The foregoing Amended and Restated Certificate of Formation has been duly adopted by this Company’s Board of Managers and members in accordance with the applicable provisions of the TBOC.

The undersigned affirms that the person designated as registered agent has consented to the appointment.  The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Executed at Dallas, Texas, on _____________, 2012.

Tom Schaeffer, Chief Executive Officer

Mark E. Pape, Secretary

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EXHIBIT I-2

OPERATING AGREEMENT OF MERGER SUB

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ORYON MERGER SUB, LLC

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

This Limited Liability Company Operating Agreement (this “Agreement”) of Oryon Merger Sub, LLC (the “Company”), dated as of ___________, 2012, is entered into by Oryon Holdings, Inc., a Nevada corporation, as the sole member (the “Sole Member”), with an address at 4251 Kellway Circle, Addison, Texas  75001.  For and in consideration of the agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                      Formation of the Company and Agreement of the Members.  Upon the filing of the Certificate of Formation of the Company with the Secretary of State of the State of Texas on December 21, 2011, the Sole Member formed a limited liability company pursuant to the Texas Business Organizations Code (the “TBOC”).

Section 2.                      Term.  The Company shall have perpetual existence, unless the Company shall be sooner dissolved and its affairs wound up in accordance with the TBOC or this Agreement.

Section 3.                      Purpose.  The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the TBOC and engaging in any and all activities necessary or incidental to the foregoing.

Section 4.                      Merger.  The Company is a party to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 9, 2012, by and among the Sole Member, the Company and OryonTechnologies, LLC, a Texas limited liability company, pursuant to which OryonTechnologies, LLC will be merged with and into the Company (the “Merger”) at the Effective Time (as defined in the Merger Agreement).  At the Effective Time of the Merger, the name of the Company shall be OryonTechnologies, LLC.

Section 5.                      Registered Office and Agent.  The address of the registered office of the Company in the State of Texas is 4251 Kellway Circle, Addison, Texas  75001 and the registered agent for service of process on the Company at such office is Mark E. Pape.

Section 6.                      Principal Office.  The principal office of the Company shall be located at 4251 Kellway Circle, Addison, Texas  75001, or at such other location as the Sole Member shall from time to time establish.

Section 7.                      Qualification in Other Jurisdictions.  The Sole Member shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business and in which such qualification, formation or registration is required or desirable.  The Sole Member, as an authorized person within the meaning of the TBOC and any other applicable laws, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

Section 8.                      Membership Percentages.  The “Membership Percentage” of the Sole Member shall be 100%.

8.1           Additional Contributions.  The Sole Member shall contribute to the Company the amount of proceeds from the Financing described in Section 6.8(a) of the Merger Agreement.  The Sole Member is not required to make any additional capital contribution to the Company.

8.2           Allocation of Profits and Losses.  Allocation of the Company’s profits and losses shall be allocated to the Sole Member pro rata according to its Membership Percentage.

Section 9.                      Distributions.  Distributions shall be made to the members at the times and in the aggregate amounts determined by the Sole Member.

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Section 10.                      Management by the Sole Member.  The management of the Company is fully reserved to the Sole Member, and the Company does not have “managers,” as that term is used in the TBOC.  The powers of the Company are to be exercised by or under the authority of, and the business and affairs of the Company are to be managed under the direction of, the Sole Member.  In managing the business and affairs of the Company and exercising its powers, the Sole Member is to act (a) through resolutions adopted at meetings and in written consents and (b) through Officers to whom authority and duties have been delegated pursuant to Section 11.

Section 11.                      Officers.  The Sole Member may designate one or more persons to be officers of the Company (each, an “Officer”).  No Officer need be a resident of the State of Texas.  Officers are not “managers,” as that term is used in the TBOC.  Any Officers so designated have authority to perform such duties as the Sole Member delegates to them.  The Sole Member may assign titles to particular Officers.  If the title is one commonly used for Officers of a business corporation formed under the TBOC, the assignment of such title constitutes the delegation to such Officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such Officer by the Sole Member.  Each Officer holds office until his successor has been duly designated and qualified or until his death or until he resigns or has been removed in the manner hereinafter provided.  Any number of offices may be held by the same person.  The salaries or other compensation, if any, of the Officers of the Company is to be fixed by the Sole Member.  The initial slate of Officers of the Company are hereby selected as:  Tom Schaeffer as Chief Executive Officer and President and Mark E. Pape as Chief Financial Officer, Treasurer and Secretary.  Any Officer may resign as such at any time.  Resignations are to be made in writing and take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Sole Member.  The acceptance of a resignation is not necessary to make it effective, unless expressly so provided in the resignation.  Any Officer may be removed as such, either with or without cause, by the Sole Member whenever in the judgment of the Sole Member the best interests of the Company will be served thereby.  Any vacancy occurring in any office of the Company shall be filled by the Sole Member.

Section 12.                      Exculpation and Indemnification.

(a)           To the fullest extent permitted under applicable law, neither the Sole Member nor the Officers of the Company (each, a “Covered Person”) is liable to the Company or to the Sole Member for any losses, claims, damages or liabilities arising (i) by reason of being or having been a Covered Person or (ii) from any act or omission performed or omitted by the Covered Person in connection with this Agreement or the Company’s business or affairs (including any error in judgment in making any investment decisions), including losses due to the negligence of brokers or other agents of the Company, except for any losses, claims, damages or liabilities primarily attributable to such Covered Person’s fraud, willful misconduct or gross negligence, as finally determined by a court of competent jurisdiction, or as otherwise required by law.

(b)           The Company must, to the fullest extent permitted by applicable law, indemnify and hold harmless each Covered Person against any losses, claims, damages, liabilities, costs or expenses (including legal fees, judgments and amounts paid in settlement) to which such Covered Person may become subject (i) by reason of being or having been a Covered Person or (ii) in connection with any matter arising out of or in connection with this Agreement or the Company’s business or affairs, unless (A) a court of competent jurisdiction, in a judgment that has become final and that is no longer subject to appeal or review, determines that any such loss, claim, damage, liability, cost or expense is primarily attributable to such Covered Person’s fraud, willful misconduct or gross negligence or (B) it is determined in accordance with the TBOC that such Covered Person did not act in good faith and did not reasonably believe that the Covered Person’s conduct was in the Company’s best interests or, in all other cases, at least not opposed to the Company’s best interests.  The right to indemnification granted by this Section 12 is in addition to any rights to which the Covered Person may otherwise be entitled and inures to the benefit of the successors or assigns of such Covered Person.  If any Covered Person becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or the Company’s business or affairs, the Company must pay (as they are incurred) the Covered Person’s legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith after the Company receives (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that it has met the standard of conduct necessary for indemnification under this Section 12(b) and (ii) a written undertaking by or on behalf of the Covered Person to repay to the

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Company the amount of any such expenses paid to the extent that it is ultimately determined that such Covered Person is not entitled to be indemnified by the Company in connection with such action, proceeding or investigation as provided in the exceptions contained in the first sentence of this Section 12(b) or under applicable law.  Any indemnification of or advancement of expenses to a Covered Person will be reported in writing to the Sole Member not later than six months after the date that the indemnification or advancement of expenses occurs.  If for any reason (other than the fraud, willful misconduct or gross negligence of such Covered Person) the foregoing indemnification is unavailable to such Covered Person, or insufficient to hold it harmless, then the Company must, to the fullest extent permitted by law, contribute to the amount paid or payable by such Covered Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Covered Person on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.  In any suit brought to enforce a right to indemnification or to recover an advancement of expenses, the burden of proving that the Covered Person or other Person claiming a right to indemnification is not entitled to be indemnified, or to an advancement of expenses, hereunder is on the Company (or any Member acting derivatively or otherwise on behalf of the Company or the Members).  No Covered Person may satisfy any right of indemnity or advancement of expenses granted in this Section 12(b) or to which it may be otherwise entitled except out of the assets of the Company, and the Sole Member is personally liable with respect to any such claim for indemnity or advancement of expenses.  The Sole Member in its sole discretion may obtain appropriate insurance on behalf of the Company to secure the Company’s obligations hereunder.

(c)           Any person serving as a manager or officer of OryonTechnologies, LLC immediately prior to the Merger shall be deemed to be a Covered person for the purposes of this Section 12 and all references to the Company’s business or affairs shall be deemed to include the business or affairs of OryonTechnologies, LLC prior to the Merger with respect to such Covered Person.  The Company hereby assumes all indemnification obligations of OryonTechnologies, LLC to any such Covered Person under the regulations of OryonTechnologies, LLC in effect immediately prior to the Merger and nothing in this Agreement shall be construed to eliminate, reduce or modify in any manner adverse to a Covered Person any indemnification obligation of OryonTechnologies, LLC to such Covered Person.

Section 13.                      Assignments.  A member may not assign in whole or in part his or her limited liability company interest.

Section 14.                      Tax Matters.  Proper and complete records and books of account of the business of the Company shall be maintained at the Company’s principal place of business.  The members hereby acknowledge and agree that the Company shall be disregarded as an entity separate from its owners, pursuant to Regs. §301.7701-3(a) of the Code, for income tax purposes.  The Company’s books of account shall be maintained on a basis consistent with such treatment and on the same basis utilized in preparing the Company’s United States federal income tax return.  The members and their duly authorized representatives may, for any reason reasonably related to their limited liability company interests in the Company, examine the Company’s books of account and make copies and extracts therefrom at its own expense.  The members shall maintain the records of the Company for three years following the dissolution and winding up of the Company.

Section 15.                      Dissolution and Term of the Company.  The Company shall dissolve upon any act or event requiring dissolution under the TBOC.  Subject to an earlier dissolution as described in the preceding sentence, the Company shall have a perpetual duration.

Section 16.                      Amendment.  This Agreement may be amended by the Sole Member; provided, however, that any amendment to this Agreement must be in writing and signed by the Sole Member.

Section 17.                      Entire Agreement.  This Agreement constitutes the entire agreement with respect to the Company and supersedes all prior agreements and understandings, both written and oral, with respect to that subject.

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Section 18.                      Governing Law.  This Agreement shall be governed by, and construed under, the laws of the State of Texas, all rights and remedies being governed by said laws.  The members intend the provisions of the TBOC to be controlling as to any matters not set forth in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                  SOLE MEMBER:

ORYON HOLDINGS, INC.

By:
Name:
Title:

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EXHIBIT J

RESIGNATION AND RELEASE

J-1

RESIGNATION AND RELEASE

To:	The Board of Directors of Oryon Holdings, Inc.
(f/k/a Eaglecrest Resources, Inc.)

Reference is made to that certain Agreement and Plan of Merger dated March 9, 2012 (the “Merger Agreement”), by and among Oryon Holdings, Inc. (f/k/a Eaglecrest Resources, Inc.), a Nevada corporation (“Parent”), Oryon Merger Sub, LLC, a Texas limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), and OryonTechnologies, LLC, a Texas limited liability company (“Oryon”), pursuant to which (i) Oryon shall be merged with and into Merger Sub at the Effective Time of the Merger (as defined in Section 1.3 of the Merger Agreement) (the “Merger”); (ii) the separate limited liability company existence of Oryon shall cease; (iii) Merger Sub shall continue as the surviving limited liability company entity (the “Surviving Entity”) and shall succeed to and assume all the rights, properties, liabilities and obligations of Oryon; and (iv) Parent shall issue shares (the “Shares”) of Parent’s common stock, par value $0.001 per share (“Parent Common Stock”), in such amounts and to the members of Oryon as set forth on Exhibit B to the Merger Agreement.

In order to induce Oryon to close the Merger transaction contemplated by the Merger Agreement, the undersigned hereby agrees as set forth below.

The undersigned hereby resigns all positions of the undersigned as an officer, director or employee of Parent, Merger Sub and any other subsidiary of Parent, if any, effective as of the Effective Time of the Merger contemplated by the Merger Agreement.

The undersigned acknowledges and agrees that no amounts of money or property of any kind are owed or payable to the undersigned by Parent or Merger Sub, no stock, options or other securities of Parent or Merger Sub are issuable to the undersigned and no property, assets or rights of any kind are distributable to or owed to the undersigned by parent or Merger Sub for compensation, repayment of indebtedness, reimbursement of expenses or any other reason whatsoever.

Effective as of the Effective Time of the Merger and surviving indefinitely, the undersigned, on the undersigned’s behalf and on behalf of the undersigned’s heirs, legal successors, administrators, executors and assigns (collectively, the “Releasing Parties”), hereby irrevocably waives, releases and discharges, absolutely and forever, Parent, Merger Sub, the Surviving Entity and each and all of their respective present and former officers, directors, shareholders, equity holders, beneficial owners, employees, attorneys, representatives, agents, executors and assigns (collectively, the “Released Parties”) from any and all liabilities to the Releasing Parties of any kind and nature whatsoever, whether in the undersigned’s capacity as a present or former officer, director, shareholder, equity holder, beneficial owner, employee, attorney, representative, agent, executor or assign of any Released Party or otherwise (including in respect of any rights of contribution or indemnification) in respect of facts, events, circumstances or conditions occurring or arising prior to the consummation of the transactions contemplated by the Merger Agreement, in each case whether absolute or contingent, liquidated or unliquidated, and whether arising under any agreement or understanding or otherwise at law or equity, whether in administrative proceedings or in arbitration and whether known or unknown, suspected or unsuspected, material or immaterial, absolute or contingent, direct or indirect or nominally or beneficially claimed or processed (the “Released Claims”).  The undersigned acknowledges that the Released Claims shall include any claims relating to any shares of Parent Common Stock issued or transferred to the undersigned, any rights to acquire shares of Parent Common Stock and any transfer or other disposition of shares of Parent Common Stock by the undersigned.  The undersigned acknowledges that there is a possibility that subsequent to the execution of this Resignation and Release, the undersigned may discover facts or claims that were unknown or unsuspected at the time this Resignation and Release was executed and which, if known by a Releasing Party at that time, may have materially affected the undersigned’s decision to execute this Resignation and Release and the release contained herein, the undersigned is assuming any risk of such unknown facts and such unknown and unsuspected claims.  Effective as of the Effective Time of the Merger, the undersigned hereby covenants not to (and the undersigned shall cause each of its Released Parties not to) bring any claims, suits or actions arising out of, related to, in respect of or in connection with the Released Claims against any of the Released Parties.  In addition, the undersigned hereby covenants not to (and the undersigned shall cause each of its Releasing parties not to) bring any claim, suit or action arising out of, related to, in respect of or in connection with the Released Claims against any of the former or current officers or directors of any Released Party.

This Resignation and Release may be executed and delivered by facsimile or by any other electronic reproduction, and this Resignation and Release shall have the same effect as execution by original signature.

IN WITNESS WHEREOF, I have hereunto set my hands as of this _____ day of __________, 2012.

(Signature)

Printed Name:

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